As filed with the U.S. Securities and Exchange Commission on June 12, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CELLYAN BIOTECHNOLOGY CO., LTD

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Room B1, 5/F., Well Town Industrial Building,
13 Ko Fai Road, Yau Tong, Kowloon

Hong Kong

+852 2618-9289

(Address and telephone number of Registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

Tel: 212-947-7200

(Name, address, and telephone number of agent for service)

With a Copy to:

Zhaocong “Richard” Xu, Esq.

McLaughlin & Stern, LLP

260 Madison Avenue, 18th Floor

New York, NY 10016

Tel: (212) 448-1100

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the registration statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting any offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 12, 2026

PROSPECTUS

$200,000,000 of

Class A Ordinary Shares

Debt Securities

Warrants

Rights

and

Units

CELLYAN BIOTECHNOLOGY CO., LTD

This is an offering of securities of Cellyan Biotechnology Co., Ltd., a Cayman Islands holding company. We may, from time to time, in one or more offerings, offer and sell up to $200,000,000 of our Class A ordinary shares of par value US$0.001 each (the “Class A Ordinary Shares”), debt securities, warrants, rights, and units, or any combination thereof, together or separately as described in this prospectus. In this prospectus, references to the term “securities” refer, collectively, to our Class A Ordinary Shares, debt securities, warrants, rights, and units. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of the securities offered, please see “Plan of Distribution” in this prospectus.

This prospectus provides a general description of the securities we may offer. We will provide the specific terms of the securities offered in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. You should read carefully this prospectus, the applicable prospectus supplement, and any related free writing prospectus, as well as the documents incorporated or deemed to be incorporated by reference, before you invest in any of the securities offered. The prospectus supplement and any related free writing prospectus may add, update, or change information in this prospectus. This prospectus may not be used to offer or sell any securities unless accompanied by the applicable prospectus supplement.

Our Class A Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “HKPD.” On June 10, 2026, the last reported sale price of our Class A Ordinary Shares on the Nasdaq Capital Market was $0.45 per share. The aggregate market value of our outstanding Class A Ordinary Shares held by non-affiliates, or public float, as of June 12, 2026, was approximately $24.95 million, which was calculated based on 34,181,490 Class A Ordinary Shares held by non-affiliates and the price of $0.73 per share, which was the closing price of our Class A Ordinary Shares on the Nasdaq Capital Market on April 20, 2026. Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell our securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75 million. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3.

Investing in our securities involves a high degree of risk. Before making an investment decision, please read the information under the heading “Risk Factors” beginning on page 13 of this prospectus and risk factors set forth in our most recent annual report on Form 20-F for the fiscal year ended March 31, 2025 (the “2025 Annual Report”) incorporated herein by reference, in other periodic reports incorporated herein by reference, and in any applicable prospectus supplements.

We may offer and sell securities from time to time at fixed prices, at market prices, or at negotiated prices, to or through underwriters, to other purchasers, through agents, or through a combination of these methods. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The offering price of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement. See “Plan of Distribution” elsewhere in this prospectus for a more complete description of the ways in which the securities may be sold.

Our issued and outstanding share capital consists of Class A Ordinary Shares and Class B ordinary shares, par value US$0.001 per share (the “Class B Ordinary Shares”). Holders of Class A Ordinary Shares and Class B Ordinary Shares have the same rights except for voting, transfer, and conversion rights. Each Class A Ordinary Share is entitled to one (1) vote, and each Class B Ordinary Share is entitled to fifty (50) votes and is convertible into one Class A Ordinary Share at any time at the option of the holder thereof. Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances.

Ms. Liying Wang, our largest shareholder and the beneficial owner of 7,150,000 Class B Ordinary Shares of the Company, held approximately 95.63% of the voting power of our outstanding share capital as of the date of this prospectus. As a result, we are a “controlled company” as defined under the Nasdaq Stock Market Rules. As a “controlled company,” Cellyan Biotechnology is eligible to utilize certain exemptions from the corporate governance requirements of the Nasdaq Stock Market. Cellyan Biotechnology currently follows certain Cayman Islands corporate governance practices in lieu of the Nasdaq corporate governance listing standards as follows: (i) Cellyan Biotechnology is not required to seek shareholders’ approval of any issuance of securities in connection with a transaction other than a public offering where such transaction involves the issuance of securities representing 20% or more of the voting power outstanding before the issuance at a price lower than the “Minimum Price,” in lieu of the corporate governance requirements of Nasdaq Listing Rule 5635(d) with respect to shareholder approval; (ii) Cellyan Biotechnology is not required to seek shareholders’ approval for the establishment of or any material amendments to its equity compensation plans, in lieu of the corporate governance requirements of Nasdaq Listing Rule 5635(c) with respect to shareholder approval; (iii) Cellyan Biotechnology is not required to seek shareholders’ approval for the issuance of securities to external consultants, in lieu of the corporate governance requirements of Nasdaq Listing Rule 5635(c) with respect to shareholder approval; and (iv) Cellyan Biotechnology is not required to hold annual shareholders’ meetings. See “Prospectus Summary — Implications of Being a Controlled Company.” Additionally, Ms. Liying Wang is able to control Cellyan Biotechnology’s management and matters requiring an ordinary resolution of shareholders, including the appointment and removal of directors and approval of significant corporate transactions such as a change in control, merger, consolidation or sale of assets. However, Cellyan Biotechnology’s controlling shareholder, Ms. Liying Wang, does not have the ability to determine matters requiring a special resolution of shareholders such as amending Cellyan Biotechnology’s memorandum and articles of association. For more information, please see “Risk Factors — Risks Related to Ownership of Our Securities —Our largest shareholder, Ms. Liying Wang, holds a majority of the voting power of the Company’s outstanding share capital, which will limit or preclude your ability to influence corporate matters” on page 13 of this prospectus.

We are an “emerging growth company” as defined under applicable U.S. securities laws and are eligible for reduced public company reporting requirements. See “Prospectus Summary—Implications of Being an Emerging Growth Company” in this prospectus and the 2025 Annual Report.

Cellyan Biotechnology is not a Chinese operating company, but rather a holding company incorporated in the Cayman Islands. As a holding company with no material operations of its own, Cellyan Biotechnology conducts its operations through its operating subsidiaries established in the Hong Kong Special Administrative Region (“Hong Kong”), Joint Cross Border Logistics Company Limited, V-Alliance Technology Supplies Limited and New Ben Global Enterprises Limited, each a limited liability corporation incorporated in Hong Kong (together, the “HK Subsidiaries”). As such, Cellyan Biotechnology’s corporate structure involves unique risks to investors. Investors of Cellyan Biotechnology’s Class A Ordinary Shares do not directly own any equity interests in the HK Subsidiaries, but will instead own shares of a Cayman Islands holding company. The Chinese regulatory authorities could intervene or influence the operations of the HK Subsidiaries, including disallowing Cellyan Biotechnology’s corporate structure, which would likely result in a material change in Cellyan Biotechnology’s operations and/or a material change in the value of Cellyan Biotechnology’s Class A Ordinary Shares. For details, see “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in Hong Kong — Substantially all our operations are in Hong Kong. However, the legal and operational risks associated with operations in China may also apply to our operations in Hong Kong. The Chinese government may exercise significant oversight and control over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and may significantly limit or completely hinder Cellyan Biotechnology’s ability to offer or continue to offer Class A Ordinary Shares to investors and cause the value of the Class A Ordinary Shares to significantly decline or be worthless. Changes in the policies, regulations, rules, and the enforcement of laws of the Chinese government may also be quick and the risks related to the PRC legal and regulatory system may materialize” beginning on page 19 of the 2025 Annual Report.

This holding company structure involves unique risks to investors, and you may never directly hold equity interests in the HK Subsidiaries. While Cellyan Biotechnology has been advised by its People’s Republic of China (“PRC”) legal counsel, Guangdong Jishi Furen Law Firm, that as of the date of this prospectus, the HK Subsidiaries’ operations in Hong Kong and the offering of the Offered Shares in the United States are not subject to the review or prior approval of the Cyberspace Administration of China (the “CAC”) or the China Securities Regulatory Commission (the “CSRC”), Cellyan Biotechnology faces various legal and operational risks and uncertainties associated with being based in or having operations in Hong Kong, having clients who are PRC individuals or companies whose shareholders or directors are PRC individuals, and the complex and evolving PRC laws and regulations. The legal and operational risks associated with operations in China apply to the HK Subsidiaries’ operations in Hong Kong. Should recent statements and regulatory actions by the PRC government apply to Cellyan Biotechnology in the future, Cellyan Biotechnology might face risks associated with regulatory approvals on foreign investment in Hong Kong-based issuers, anti-monopoly regulatory actions, and oversight on cybersecurity, data privacy and personal information pursuant to PRC laws and regulations. The PRC government may also intervene or impose restrictions on the HK Subsidiaries’ ability to transfer cash out of Hong Kong for the purpose of distributing earnings and paying dividends. Furthermore, PRC regulatory authorities may in the future promulgate laws, regulations or rules that require Cellyan Biotechnology to obtain regulatory approval from PRC authorities before this or any future securities offering. These risks could result in a material adverse change in the HK Subsidiaries’ business operations and the value of the Class A Ordinary Shares, restrictions on the HK Subsidiaries’ ability to accept foreign investments, significant limitations on or a complete inability by Cellyan Biotechnology to continue to offer securities to investors or to maintain the listing of the Class A Ordinary Shares on a U.S. or other foreign exchange, or cause the value of such securities to significantly decline or become worthless. See “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in Hong Kong” beginning on page 3 of the 2025 Annual Report for a discussion of these legal and operational risks that should be considered before making a decision to purchase the Class A Ordinary Shares.

Specifically, on February 17, 2023, the CSRC issued the Notice on Filing Arrangements for Overseas Securities Offering and Listing by Domestic Companies, stating that the CSRC has published the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies and five supporting guidelines (collectively, the “New Overseas Listing Rules”). Among others, the New Overseas Listing Rules provide that PRC domestic companies seeking to offer and list securities (which, for the purposes of the New Overseas Listing Rules, are defined thereunder as equity shares, depository receipts, corporate bonds convertible to equity shares, and other equity securities that are offered and listed overseas, either directly or indirectly, by PRC domestic companies) in overseas markets, either via direct or indirect means, must file with the CSRC within three working days after an application for an overseas listing is submitted. The New Overseas Listing Rules came into effect on March 31, 2023. As advised by Cellyan Biotechnology’s PRC legal counsel, Guangdong Jishi Furen Law Firm, based on relevant facts and current PRC laws, as of the date of this prospectus, Cellyan Biotechnology believes that any offering pursuant to this prospectus and the applicable prospectus supplement is not an indirect or direct offering and listing of securities in overseas markets as prescribed in the New Overseas Listing Rules, and thus, Cellyan Biotechnology does not need to fulfil the CSRC filing procedure. However, there remain substantial uncertainties surrounding the enforcement thereof; Cellyan Biotechnology cannot assure you that, if required, it would be able to complete the filings and/or fully comply with the relevant new rules on a timely basis, if at all.

Furthermore, as more stringent standards have been imposed by the U.S. Securities and Exchange Commission (the “SEC”) and the Public Company Accounting Oversight Board (the “PCAOB”), Cellyan Biotechnology’s securities may be prohibited from trading if its auditor cannot be fully inspected by the PCAOB for two consecutive years. Pursuant to the Holding Foreign Companies Accountable Act (the “HFCA Act”) enacted in 2020, if the auditor of a U.S.-listed company’s financial statements is not subject to PCAOB inspections for three consecutive “non-inspection” years, the SEC is required to prohibit the securities of such issuer from being traded on a U.S. national securities exchange, such as NYSE and Nasdaq, or in U.S. over-the-counter markets. On December 23, 2022, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law, which contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act and amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchange if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thereby reducing the time period for triggering the prohibition on trading. Pursuant to the HFCA Act, on December 16, 2021, the PCAOB issued its determination that it was unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in Mainland China or in Hong Kong, because of positions taken by authorities in those jurisdictions, and the PCAOB included in the report of its determination a list of the accounting firms so headquartered. This list does not include Cellyan Biotechnology’s auditor, Onestop Assurance PAC, as Cellyan Biotechnology’s auditor is headquartered in Singapore and is registered with the PCAOB and subject to PCAOB inspection. On August 26, 2022, the CSRC, the Ministry of Finance of the PRC (the “MOF”), and the PCAOB signed a Statement of Protocol (the “Protocol”) governing inspections and investigations of accounting firms based in Mainland China and Hong Kong, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in Mainland China and Hong Kong. On December 15, 2022, the PCAOB announced that it was able, in 2022, to inspect and investigate completely issuer audit engagements of PCAOB-registered public accounting firms headquartered in Mainland China and Hong Kong and, as a result, vacated its previous 2021 determination. However, uncertainties still exist as to whether the PCAOB will have continued access for complete inspections and investigations. The PCAOB has indicated that it will act immediately to consider the need to issue new determinations if necessary. While Cellyan Biotechnology’s auditor is based in Singapore and is subject to PCAOB inspection, in the event the PCAOB subsequently determines that it is unable to inspect or investigate completely Cellyan Biotechnology’s auditor, such lack of inspection could cause Cellyan Biotechnology’s securities to be delisted from the U.S. stock exchange. See “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in Hong Kong — The recent joint statement by the SEC, proposed rule changes submitted by Nasdaq, and acts passed by the U.S. Senate and the U.S. House of Representatives, all call for additional and more stringent criteria to be applied to U.S.-listed companies with significant operations in China and Hong Kong. These developments could add uncertainties to our business operations, share price and reputation” on page 21 of the 2025 Annual Report. In addition, Cellyan Biotechnology cannot assure you that Nasdaq or other regulatory agencies will not impose additional or more stringent requirements on Cellyan Biotechnology. Such uncertainty could cause the market price of the Class A Ordinary Shares to be materially and adversely affected.

The legal and operational risks associated with operating in Mainland China also apply to our operations in Hong Kong, including that the PRC government has significant authority to intervene or influence our HK Subsidiaries at any time, which could result in a material adverse change to our business, prospects, financial condition, and results of operations, and the value of our securities. Hong Kong was established as a special administrative region of the PRC in accordance with Article 31 of the Constitution of the PRC. Pursuant to the Basic Law, which was adopted and promulgated on April 4, 1990 and became effective on July 1, 1997, when the PRC resumed the exercise of sovereignty over Hong Kong, Hong Kong is authorized by the National People’s Congress of the PRC to exercise a high degree of autonomy and enjoy executive, legislative, and independent judicial power, under the principle of “one country, two systems,” and the PRC laws and regulations shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to defense and foreign affairs, as well as other matters outside the autonomy of Hong Kong). However, there is no assurance that there will not be any changes in the economic, political, and legal environment in Hong Kong in the future. If there is a significant change to current political arrangements between Mainland China and Hong Kong, or the applicable laws, regulations, or interpretations change, our HK Subsidiaries may become subject to PRC laws or authorities. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in Hong Kong” in the 2025 Annual Report.

As of the date of this prospectus, the HK Subsidiaries have received from Hong Kong authorities all requisite licenses, permissions, and approvals needed to engage in the businesses currently conducted by them in Hong Kong, and no such permission or approval has been denied. As of the date of this prospectus, neither Cellyan Biotechnology nor any of the HK Subsidiaries is required to obtain any license, permission, or approval from authorities of Mainland China to operate our business. If we do not receive or maintain the approvals, or we inadvertently conclude that such approvals are not required, or applicable laws, regulations, or interpretations change such that we are required to obtain approval in the future, we may be subject to governmental investigations, fines, penalties, orders to suspend operations and rectify any non-compliance, or prohibitions from conducting certain business or any financing, which could result in a material adverse change in our operations, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless.

For details on the above-mentioned matters, see “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in Hong Kong” in the 2025 Annual Report. As advised by Cellyan Biotechnology’s Hong Kong counsel, SH Wong & Co, and its PRC legal counsel, Guangdong Jishi Furen Law Firm, as of the date of this prospectus, neither Cellyan Biotechnology nor any of the HK Subsidiaries is required to obtain any permission or approval from any PRC authorities or Hong Kong authorities to maintain listing in the U.S. or to issue Class A Ordinary Shares to foreign investors.

Subject to the Companies Act and our memorandum and articles of association, as amended, our board of directors may authorize and declare a dividend to shareholders at such time and of such an amount as they think fit if they are satisfied, on reasonable grounds, that immediately following the payment of such dividend, we will be able to pay our debts as they become due in the ordinary course of business. We may provide funding to the HK Subsidiaries through loans or capital contributions without restrictions on the amount of the funds. As a holding company, we may rely on dividends and other distributions on equity paid by the HK Subsidiaries for our cash and financing requirements. Under Hong Kong law, the HK Subsidiaries are permitted to provide funding to Cellyan Biotechnology through dividend distributions without restrictions on the amount of the funds, provided that dividends may only be paid out of distributable profits (that is, accumulated realized profits less accumulated realized losses) or other distributable reserves, and not out of share capital. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by the HK Subsidiaries. The HK Subsidiaries have not made any dividends or other distributions to us as of the date of this prospectus. In the future, cash proceeds raised from financings conducted outside of Hong Kong, including any offering pursuant to this prospectus and the applicable prospectus supplement, may be transferred by Cellyan Biotechnology to the HK Subsidiaries via capital contribution or shareholder loans, as the case may be. As of the date of this prospectus, neither Cellyan Biotechnology nor the HK Subsidiaries have paid any dividends or made any distributions to their respective shareholder(s), including any U.S. investors. In addition, as of the date of this prospectus, the transfer of cash or other types of assets between Cellyan Biotechnology and any of the HK Subsidiaries totaled $910,100. The HK Subsidiaries, which carry out substantive operations, maintain the cash. Each of the HK Subsidiaries has established strict internal cash management policies, which stipulate, among other things, that (i) with respect to cash, the entity shall not hold more than HK$100,000 in cash on a single day and any excess cash shall be deposited into bank accounts, and (ii) with respect to bank accounts, including online banking, each entity maintains layered authorization for accessing and using bank accounts. Cellyan Biotechnology and the HK Subsidiaries do not currently have plans to distribute earnings or declare cash dividends in the foreseeable future. We intend to retain any future earnings to finance the expansion of the HK Subsidiaries’ business. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

Currently, there are no restrictions on foreign exchange, nor limitations on Cellyan Biotechnology’s ability to transfer cash to or from HK Subsidiaries or to investors under Hong Kong laws. However, if certain PRC laws and regulations, including existing laws and regulations and those enacted or promulgated in the future, were to become applicable to the HK Subsidiaries, to the extent Cellyan Biotechnology’s cash or assets are in Hong Kong or with a Hong Kong entity, such funds or assets may not be available to fund operations or for other use outside of Hong Kong due to interventions in or the imposition of restrictions and limitations on HK Subsidiaries’ ability to transfer funds or assets by the PRC government. Cellyan Biotechnology cannot assure you that the PRC government will not intervene or impose restrictions on Cellyan Biotechnology or HK Subsidiaries regarding the transfer or distribution of cash within the organization or to U.S. investors, which could result in an inability of or prohibition on HK Subsidiaries from making transfers or distributions to Cellyan Biotechnology or U.S. investors. Any limitation on the ability of HK Subsidiaries to pay dividends or make other distributions to Cellyan Biotechnology could materially and adversely limit Cellyan Biotechnology’s ability to grow, make investments or acquisitions that could be beneficial to its business, pay dividends, or otherwise fund and conduct its business. In addition, if HK Subsidiaries incur debt on their own behalf in the future, the instruments governing such debt may restrict their abilities to pay dividends. See “Prospectus Summary — Transfer of Cash Through Our Organization” beginning on page 3, “Item 3. Key Information — D. Risk Factors — Risks Related to Our Business and Industry — Hong Kong Pharma relies on dividends and other distributions on equity paid by its HK Subsidiaries to fund any cash and financing requirements Hong Kong Pharma may have, and any limitation on the ability of its HK Subsidiaries to make payments to Hong Kong Pharma could have a material adverse effect on our ability to conduct our business. Additionally, while currently there are no restrictions on foreign exchange, nor limitations on the ability of Hong Kong Pharma to transfer cash to or from HK Subsidiaries or to investors under Hong Kong laws, if certain PRC laws and regulations, including existing laws and regulations and those enacted or promulgated in the future, were to become applicable to our HK Subsidiaries, to the extent our cash or assets are in Hong Kong or with a Hong Kong entity, such funds or assets may not be available to fund operations or for other use outside of Hong Kong due to interventions in or the imposition of restrictions and limitations on HK Subsidiaries’ ability to transfer funds or assets by the PRC government” on page 17 of the 2025 Annual Report and the consolidated financial statements and the accompanying footnotes incorporated by reference into this prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is    ·, 2026.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell the securities described in this prospectus in one or more offerings, up to a total offering amount of $200,000,000.

This prospectus provides you with a general description of the securities we may offer. This prospectus and any accompanying prospectus supplement do not contain all the information included in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. Statements in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other documents are not necessarily complete. If the SEC rules and regulations require that an agreement or other document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of the matters. You should read both this prospectus and any prospectus supplement or other offering materials together with additional information described under the headings “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” before investing in any of the securities offered.

Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain certain specific information about the terms of that offering, including a description of any risks related to the offering. A prospectus supplement may also add, update, or change information contained in this prospectus (including documents incorporated herein by reference). If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more details on the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and the accompanying prospectus supplement together with additional information described under the headings “Incorporation of Documents by Reference” before investing in any of the securities offered.

The information in this prospectus is accurate as of the date on the front cover. The information incorporated by reference into this prospectus is accurate as of the date of the document from which the information is incorporated. You should not assume that the information contained in this prospectus is accurate as of any other date.

You should rely only on the information provided or incorporated by reference in this prospectus or in the prospectus supplement. We have not authorized anyone to provide you with additional or different information. This document may only be used where it is legal to sell these securities.

As permitted by SEC rules and regulations, the registration statement of which this prospectus forms a part includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at its website or at its offices described under “Where You Can Find Additional Information.”

COMMONLY USED DEFINED TERMS

Unless otherwise indicated or the context requires otherwise, references in this prospectus or in a prospectus supplement to:

●	“API” are to application programming interface;

●	“Cellyan Biotechnology” are to Cellyan Biotechnology, a holding company incorporated in the Cayman Islands as an exempted company, formally known as Hong Kong Pharma Digital Technology Holdings Limited, or “Hong Kong Pharma”;

●	“Chinese government” or “PRC government” are to the government of Mainland China for the purposes of this prospectus only;

●	“Class A Ordinary Share(s)” are to Cellyan Biotechnology’s Class A ordinary shares, par value $0.001 per share;

●	“Class B Ordinary Share(s)” are to Cellyan Biotechnology’s Class B ordinary shares, par value $0.001 per share;

●	“Companies Act” are to the Companies Act (Revised) of the Cayman Islands, as amended from time to time;

●	“HK Subsidiaries” are to Cellyan Biotechnology’s direct wholly-owned subsidiaries, Joint Cross Border Logistics Company Limited, V-Alliance Technology Supplies Limited and New Ben Global Enterprises Limited, each a Hong Kong corporation; each, an HK Subsidiary;

●	“HK$,” “HK Dollars” or “Hong Kong dollar(s)” are to the legal currency of Hong Kong;

●	“Hong Kong” and “Hong Kong SAR” are to the Hong Kong Special Administrative Region of the People’s Republic of China;

●	“IFRS” are to the International Financial Reporting Standards, as issued by the International Accounting Standards Board;

●	“Joint Cross Border” are to Joint Cross Border Logistics Company Limited, a Hong Kong subsidiary of Cellyan Biotechnology;

●	“V-Alliance” are to V-Alliance Technology Supplies Limited, a Hong Kong subsidiary of Cellyan Biotechnology;

●	“New Ben” are to New Ben Global Enterprises Limited, a Hong Kong subsidiary of V-Alliance;

●	“Mainland China” are to the Mainland China of the PRC, excluding Taiwan, the special administrative regions of Hong Kong and Macau for the purposes of this prospectus only;

●	“Ordinary Shares” are to our Class A Ordinary Shares and our Class B Ordinary Shares, collectively;

●	“PRC” and “China” are to the People’s Republic of China, including the special administrative regions of Hong Kong and Macau for the purposes of this prospectus only;

●	“PRC laws and regulations” or “PRC laws” are to the laws and regulations of Mainland China for the purposes of this prospectus only;

●	“RMB” or “Renminbi” are to the legal currency of China;

●	“Share Split” are to a 1-for-10 forward split effected on October 24, 2024, of the Company’s Class A and Class B Ordinary Shares, by way of a share subdivision of its issued and unissued shares, with each of its issued and unissued shares subdivided into ten (10) shares. Immediately after the Share Split, the number of issued and outstanding shares of Cellyan Biotechnology increased from 1,000,000 to 10,000,000 shares, comprising (i) 9,501,000 Class A Ordinary Shares issued and outstanding, par value $0.001 each and (ii) 499,000 Class B Ordinary Shares issued and outstanding, par value $0.001 each. All share and per share data set forth in this prospectus have been retroactively adjusted to reflect the Share Split;

●	“U.S. dollars,” “dollars,” “USD” or “$” are to the legal currency of the United States; and

●	“we,” “us,” “the Company,” “our” or “our company” are to the combined business of Cellyan Biotechnology and its consolidated subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any applicable prospectus supplement, and our SEC filings that are incorporated by reference into this prospectus contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act. All statements other than statements of historical fact are “forward-looking statements,” including any projections of earnings, revenue or other financial items, any statements of the plans, strategies, and objectives of management for future operations, any statements concerning proposed new projects or other developments, any statements regarding future economic conditions or performance, any statements of management’s beliefs, goals, strategies, intentions, and objectives, and any statements of assumptions underlying any of the foregoing. The words “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements reflect our current views with respect to future events, are based on assumptions, and are subject to risks and uncertainties. We cannot guarantee that we actually will achieve the plans, intentions, or expectations expressed in our forward-looking statements and you should not place undue reliance on these statements. There are a number of important factors that could cause our actual results to differ materially from those indicated or implied by forward-looking statements. These important factors include those discussed under the heading “Risk Factors” contained or incorporated by reference in this prospectus and in the applicable prospectus supplement and any free writing prospectus we may authorize for use in connection with a specific offering. These factors and the other cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

Prospectus Summary

Overview

Our business comprises two main divisions: (i) OTC pharmaceutical cross-border e-commerce supply chain services, primarily conducted through our Hong Kong subsidiary, Joint Cross Border Logistics Company Limited (“Joint Cross Border”), which we refer to as the “Supply Chain Services” division; and (ii) OTC pharmaceutical cross-border procurement and distribution, primarily conducted through our Hong Kong subsidiary, V-Alliance Technology Supplies Limited (“V-Alliance”), which we refer to as the “Procurement and Distribution” division. Based in Hong Kong, Joint Cross Border has established itself as a leading provider of third-party supply chain services in Mainland China’s OTC pharmaceutical cross-border e-commerce market. Through our engagement with OTC pharmaceutical suppliers, logistics companies, and merchants who operate stores on Chinese e-commerce platforms, Joint Cross Border offers a convenient one-stop solution for Mainland Chinese customers seeking to access cross-border OTC pharmaceutical products. Joint Cross Border’s service offering includes a comprehensive array of services, such as pre-consultation, product information review, procurement of overseas OTC pharmaceutical products, registration of OTC pharmaceutical products with the Hong Kong Department of Health (“HKDOH”), obtaining import and export permits and clearances, warehousing, packaging, and arranging logistics and end-to-end delivery services for consumers.

The regulations and policies governing the cross-border supply chain for OTC pharmaceutical products vary from country to country. We believe that the traditional supply chain is inefficient in navigating the intricate regulatory landscape and thus unable to meet the significant and growing demand for overseas OTC pharmaceuticals among Mainland Chinese consumers. To capture this opportunity, Joint Cross Border offers its clients a suite of supply chain solutions designed to address the unique requirements of handling cross-border OTC pharmaceutical products. We believe our advanced technological capabilities, extensive experience in the OTC pharmaceutical supply chain service industry, and e-commerce insights can further entrench our position as an increasingly important participant in Mainland China’s OTC pharmaceutical cross-border e-commerce market. Our main customers are (i) e-commerce platform logistics partners, such as CaiNiao, that engage our supply chain services in connection with cross-border OTC pharmaceutical products, and (ii) merchants on established Chinese e-commerce platforms, such as Tmall, Meituan, Pinduoduo, JD.com, Xiaohongshu, and Youzan, that offer popular OTC pharmaceutical products sourced from Hong Kong, Taiwan, Japan, and certain European countries, including the United Kingdom and Germany. As of the date of this prospectus, our system has cataloged more than 6,000 SKUs, including over 4,000 HKDOH-registered OTC SKUs. The OTC pharmaceutical products we manage or distribute include traditional OTC Chinese medicine manufactured in Hong Kong and outside China, as well as non-Chinese OTC medicine registered in Hong Kong and outside China. While on average over 90% of the products we handle are OTC pharmaceutical products, our portfolio also includes non-pharmaceutical items such as health supplements.

We have received industry recognition, including membership in The H.K. Medicine Dealers’ Guild and the China Medical Pharmaceutical Material Association.

Recent Developments

The following is a summary of certain recent developments in our business and corporate affairs since the date of our most recently filed annual report.

Management Changes. On October 6, 2025, the Board of Directors (the “Board”) received and accepted the resignations of Mr. Lap Sun Wong as Chief Executive Officer, Mr. Zhifang Zhang as Executive Director, and Mr. Kwok Man Bun as Chief Financial Officer, each effective immediately and each for personal reasons unrelated to any disagreement with the Company or the Board. Effective on the same date, the Board appointed Mr. Chenyu Liang as Director and Chief Executive Officer, Ms. Shu Liu as Chief Financial Officer, and Mr. Zifeng Wang as Chief Strategy Officer of the Company.

Changes to Board Composition. On November 6, 2025, the Board received and accepted the resignations of Ms. Raina Zou as Independent Director and chairperson of the audit committee, and Dr. King Yin Lai as Independent Director and chairperson of the compensation committee, each for personal reasons unrelated to any disagreement with the Company or the Board. To fill the vacancy created by Ms. Zou’s resignation, the Board appointed Ms. Jingyan Wu as an independent director and chairperson of the audit committee, effective November 6, 2025. In addition, effective September 9, 2025, the Board had appointed Mr. Mike Yao Zhou as an independent director and member of the nomination committee.

2025 Annual General Meeting. On December 12, 2025, the Company held its annual general meeting of shareholders (the “2025 AGM”), at which the shareholders approved, among other things: (i) the re-election of five directors; (ii) the re-appointment of Onestop Assurance PAC as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2026; (iii) an increase of the authorized share capital of the Company from US$100,000 divided into 100,000,000 ordinary shares to US$1,000,000 divided into 1,000,000,000 ordinary shares; (iv) an amendment of the authorized share capital to create two classes of ordinary shares, comprising 940,000,000 Class A Ordinary Shares and 60,000,000 Class B Ordinary Shares; (v) authorization for the Board to effect a reverse share split and share consolidation; (vi) the change of the Company’s name; (vii) the adoption of the Fourth Amended and Restated Memorandum and Articles of Association; (viii) the repurchase of 7,150,000 Class A Ordinary Shares registered in the name of TUTU Business Services Limited and the concurrent issuance of 7,150,000 Class B Ordinary Shares (the “Share Repurchase”); and (ix) the adoption of the Company’s 2025 Equity Incentive Plan.

Change of Company Name. On December 31, 2025, the English name of the Company was changed from “Hong Kong Pharma Digital Technology Holdings Limited” to “Cellyan Biotechnology Co., Ltd.”

Nasdaq Minimum Bid Price Deficiency. On January 12, 2026, the Company received a notification letter from the Listings Qualifications Department of The Nasdaq Capital Market indicating that the closing bid price of the Company’s Class A Ordinary Shares had been below the minimum requirement of US$1.00 per share for 30 consecutive business days, and that the Company was therefore not in compliance with the minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2). Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), the Company has a compliance period of 180 calendar days, or until July 13, 2026, to regain compliance. The Company is currently evaluating available options to regain compliance.

Corporate Structure

The following diagram illustrates our corporate structure as of the date of this prospectus. The blue box indicates the entity in which investors are purchasing their interests. The green boxes indicate the entities in which the Company’s operations are conducted.

The above holding company structure involves unique risks to investors, and you may never directly hold equity interests in the HK Subsidiaries. You are specifically cautioned that, as we conduct substantially all of our operations in Hong Kong, there are significant legal and operational risks associated with our operations in Hong Kong, including risks related to the legal, political, and economic policies of the Chinese government, the relations between China and the United States, and applicable Chinese and United States regulations. These risks could result in a material change in our operations and/or cause the value of Cellyan Biotechnology’s Class A Ordinary Shares to significantly decline or become worthless, and could affect Cellyan Biotechnology’s ability to offer or continue to offer securities to investors. Although we believe our operating structure is legal and permissible under Hong Kong laws and Chinese laws and regulations currently in effect, Chinese regulatory authorities could take a different position on the interpretation and enforcement of applicable laws and regulations and disallow our holding company structure, which would likely result in a material adverse change in our operations. We are aware that the PRC government has initiated a series of regulatory actions and issued statements to regulate business operations in certain areas in China, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a VIE structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement. We currently do not have, nor intend to have in the future, a VIE structure.

On March 18, 2026, V-Alliance acquired 100% share ownership of New Ben Global Enterprises Limited, a company incorporated in Hong Kong. As of the date of this prospectus, New Ben has not commenced operations and has not generated any revenues. The Company expects that the subsidiary may be used to support its future business expansion; however, no specific business activities have been initiated as of the date hereof.

Transfer of Cash Through Our Organization

During the six months ended September 30, 2025 and 2024, the fiscal years ended March 31, 2025, 2024, and 2023, and up to the date of this prospectus, the transfer of cash or other types of assets between Cellyan Biotechnology and any of its HK Subsidiaries totaled $910,100. This amount represented the subscription price for the Class B Ordinary Shares paid by the holder of such shares and was remitted to Joint Cross Border directly as an interest-free, payable on demand loan from Cellyan Biotechnology. Additionally, no dividends or distributions have been made by any of our HK Subsidiaries or Cellyan Biotechnology to date, including to any U.S. investors.

If we decide to pay dividends on our Ordinary Shares in the future, as a holding company, we will be dependent on the receipt of funds from our HK Subsidiaries by way of dividend payments made by them.

Cellyan Biotechnology is permitted under the laws of the Cayman Islands to provide funding to our HK Subsidiaries through loans or capital contributions without restrictions on the amount of the funds. Currently, the HK Subsidiaries are permitted under the laws of Hong Kong to provide funding to Cellyan Biotechnology through dividend distributions without restrictions on the amount of the funds.

We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects, and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

Subject to the Companies Act and our memorandum and articles of association, our board of directors may authorize and declare a dividend to shareholders at such time and of such an amount as they think fit if they are satisfied, on reasonable grounds, that immediately following the payment of the dividend, we will be able to pay our debts as they become due in the ordinary course of business.

Under Hong Kong laws, dividends may only be paid out of distributable profits (that is, accumulated realized profits less accumulated realized losses) or other distributable reserves. Dividends cannot be paid out of share capital. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us.

Cellyan Biotechnology is a Cayman Islands exempted company, and each of the HK Subsidiaries is a Hong Kong company. Currently, there are no restrictions or limitations under the laws of Hong Kong on (i) foreign exchange or the conversion of HK dollars into foreign currencies and the remittance of currencies out of Hong Kong, (ii) the transfer of cash or other assets between Cellyan Biotechnology and any of the HK Subsidiaries, across borders, or to U.S. investors, or (iii) the distribution of earnings from the HK Subsidiaries to Cellyan Biotechnology or U.S. investors. However, if certain PRC laws and regulations, including existing laws and regulations and those enacted or promulgated in the future, were to become applicable to our HK Subsidiaries, to the extent our cash or assets are in Hong Kong or with a Hong Kong entity, such funds or assets may not be available to fund operations or for other use outside of Hong Kong due to interventions in or the imposition of restrictions and limitations on the HK Subsidiaries’ ability to transfer funds or assets by the PRC government. We cannot assure you that the PRC government will not intervene or impose restrictions on the HK Subsidiaries regarding the transfer or distribution of cash within the organization or to U.S. investors, which could result in an inability of or prohibition on the HK Subsidiaries from making transfers or distributions to Cellyan Biotechnology or U.S. investors.

Each of the HK Subsidiaries has established strict internal cash management policies, which stipulate that, among other things, (i) regarding cash, the entity should not hold more than HK$100,000 cash on a single day and excess cash should be deposited into bank accounts, and (ii) regarding bank accounts, including online banking, each entity has layered authorization for accessing and using bank accounts.

See “Item 3. Key Information — D. Risk Factors — Risks Related to Our Business and Industry — Hong Kong Pharma relies on dividends and other distributions on equity paid by its HK Subsidiaries to fund any cash and financing requirements Hong Kong Pharma may have, and any limitation on the ability of its HK Subsidiaries to make payments to Hong Kong Pharma could have a material adverse effect on our ability to conduct our business. Additionally, while currently there are no restrictions on foreign exchange, nor limitations on the ability of Hong Kong Pharma to transfer cash to or from HK Subsidiaries or to investors under Hong Kong laws, if certain PRC laws and regulations, including existing laws and regulations and those enacted or promulgated in the future, were to become applicable to our HK Subsidiaries, to the extent our cash or assets are in Hong Kong or with a Hong Kong entity, such funds or assets may not be available to fund operations or for other use outside of Hong Kong due to interventions in or the imposition of restrictions and limitations on HK Subsidiaries’ ability to transfer funds or assets by the PRC government” on page 17 of the 2025 Annual Report.

Recent Regulatory Developments in China

Cellyan Biotechnology is a holding company incorporated in the Cayman Islands, with all of its operations conducted by the HK Subsidiaries in Hong Kong. Cellyan Biotechnology and its subsidiaries are not based in Mainland China and do not have operations in Mainland China, as of the date of this prospectus. Cellyan Biotechnology currently does not have any subsidiary in Mainland China, nor does it foresee the need to enter into any contractual arrangements with a VIE to establish a VIE structure in Mainland China.

Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, which is a national law of the PRC and serves as Hong Kong’s constitutional document. Pursuant to the Basic Law, national laws of the PRC shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law and applied locally by promulgation or local legislation. The Basic Law expressly provides that the national laws of the PRC which may be listed in Annex III shall be confined to those relating to defense and foreign affairs as well as other matters outside the autonomy of Hong Kong. The Basic Law provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication, under the principle of “one country, two systems.”

In light of China’s recent expansion of authority in Hong Kong, there are risks and uncertainties which we cannot foresee for the time being, and rules, regulations and the enforcement of laws in China can change quickly. If there is a significant change to current political arrangements between Mainland China and Hong Kong, Cellyan Biotechnology will be subject to uncertainty about any future actions of the PRC government or authorities in Hong Kong, and it is possible that all the legal and operational risks associated with being based in and having operations in the PRC may also apply to operations in Hong Kong in the future. There is no assurance that there will not be any changes in the economic, political and legal environment in Hong Kong in the future. The PRC government may intervene or influence Cellyan Biotechnology’s current and future operations in Hong Kong at any time, or may exert more control over offerings conducted overseas and/or foreign investment in issuers like Cellyan Biotechnology. Such governmental actions, if and when they occur: (i) could significantly limit or completely hinder Cellyan Biotechnology’s ability to continue its operations; (ii) could significantly limit or hinder Cellyan Biotechnology’s ability to offer or continue to offer its Class A Ordinary Shares to investors; and (iii) may cause the value of Cellyan Biotechnology’s Class A Ordinary Shares to significantly decline or become worthless.

Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using VIE structures, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement. For example, on July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law enforcement and judicial cooperation, in order to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws.

On February 17, 2023, the CSRC issued the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Enterprises, or the Trial Measures, which became effective on March 31, 2023. On the same date of the issuance of the Trial Measures, the CSRC circulated No.1 to No.5 Supporting Guidance Rules, the Notes on the Trial Measures, the Notice on Administration Arrangements for the Filing of Overseas Listings by Domestic Enterprises and the relevant CSRC Answers to Reporter Questions on the official website of the CSRC (collectively, and together with the Trial Measures, the “New Overseas Listing Rules”). Pursuant to the New Overseas Listing Rules, where a PRC domestic company submits an application for initial public offerings or listings in overseas markets, such issuer shall file with the CSRC within three working days after such application is submitted. Article 15 of the Trial Measures provides that if the issuer meets both of the following criteria, the overseas securities offering and listing conducted by such issuer will be deemed an indirect overseas offering by a Mainland China company and such issuer shall fulfill the CSRC filing procedure prior to its listing on the foreign stock markets: (i) 50% or more of any of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent fiscal year is accounted for by Mainland China companies; and (ii) the main parts of the issuer’s business activities are conducted in Mainland China, or its main place(s) of business are located in Mainland China, or the majority of senior management staff in charge of its business operations and management are PRC citizens or have their usual place(s) of residence located in Mainland China.

As advised by Cellyan Biotechnology’s PRC counsel, based on the facts that (i) more than 99% of the Company’s operating revenue, total profit, total assets and net assets as documented in its audited consolidated financial statements for the most recent fiscal year are accounted for by Cellyan Biotechnology’s subsidiaries located outside Mainland China; (ii) our core business activities are not conducted in Mainland China, and our principal places of business are located outside Mainland China; and (iii) as of the date of this prospectus, Cellyan Biotechnology does not directly or indirectly have any equity or similar interest in any domestic company or entity registered in Mainland China, we believe that we do not meet the criteria as set forth in Article 15 of the Trial Measures, and any offering pursuant to this prospectus and the applicable prospectus supplement is not an indirect offering and listing of securities in overseas markets as prescribed in the New Overseas Listing Rules and thus Cellyan Biotechnology is not required to fulfill the CSRC filing procedure in connection with the offering of the Offered Shares.

Further, as of the date of this prospectus, in respect of the New Overseas Listing Rules, as advised by Guangdong Jishi Furen Law Firm, Cellyan Biotechnology’s PRC counsel, Cellyan Biotechnology believes it is not required to obtain permission from any PRC authorities (including those in Hong Kong) to issue its Class A Ordinary Shares to investors, including the CSRC or any other PRC governmental authority. However, as the New Overseas Listing Rules were recently promulgated and there exists uncertainty with respect to the implementation and interpretation of the principle of “substance over form,” it remains uncertain whether Cellyan Biotechnology’s offering and listing will be deemed as “indirect overseas offering and listing by companies in Mainland China” and subject to the filing procedures. See “Item 3. Key Information—D. Risk Factors — Risks Related to Doing Business in Hong Kong — We may become subject to a variety of PRC laws and other obligations regarding cyber security, data protection, overseas offerings and/or foreign investment in China-based issuers, and any failure to comply with applicable laws and obligations could have a material adverse effect on our business, financial condition, and results of operations and may hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless” on page 4 of the 2025 Annual Report.

On December 28, 2021, the CAC and other authorities of Mainland China promulgated the Cybersecurity Review Measures (the “CRM”), which took effect on February 15, 2022. Pursuant to the CRM, the purchase of network products and services by a critical information infrastructure operator (the “CIIO”) and the data processing activities carried out by online platform operators that affect or may affect national security shall be subject to cybersecurity review. In addition, an online platform operator that possesses the personal information of more than one million users and seeks to go public abroad shall apply to the Office of Cybersecurity Review for a cybersecurity review.

As advised by Guangdong Jishi Furen Law Firm, Cellyan Biotechnology’s PRC counsel, Cellyan Biotechnology does not believe it is obligated to apply for a cybersecurity review pursuant to the CRM, considering that (i) we do not possess personal information of more than one million individuals in Mainland China, and we do not possess any core data or important data of the PRC or any information that affects or may affect the national security of the PRC; (ii) the CRM provides no further explanation or interpretation for “online platform operator” or “affect or may affect national security”; (iii) as of the date of this prospectus, we have not received any notice or determination from applicable PRC governmental authorities identifying any of Cellyan Biotechnology’s subsidiaries as a CIIO or any of its systems as critical information infrastructure; and (iv) Cellyan Biotechnology has not received any notification of cybersecurity review from relevant PRC governmental authorities due to the impact or potential impact on national security.

The HK Subsidiaries may collect and store certain data from their clients in Mainland China and Hong Kong during their conduct of business. Given that (1) each of the HK Subsidiaries was incorporated and located in Hong Kong; (2) as of the date of this prospectus, Cellyan Biotechnology has no subsidiary, VIE structure, nor any direct operations in Mainland China; and (3) pursuant to the Basic Law, which is a national law of the PRC and the constitutional document for Hong Kong, national laws of the PRC shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to defense and foreign affairs, as well as other matters outside the autonomy of Hong Kong), Cellyan Biotechnology does not currently expect the CRM, the PRC Personal Information Protection Law, the PRC Data Security Law, and the New Overseas Listing Rules to have an impact on its business, operations, or this offering.

Permission Required from Hong Kong and Chinese Authorities

Cellyan Biotechnology has been advised by SH Wong & Co, its Hong Kong counsel, that based on their understanding of the current Hong Kong laws, as of the date of this prospectus, neither Cellyan Biotechnology nor any of the HK Subsidiaries is required to obtain any permission or approval from Hong Kong authorities to maintain listing in the U.S. or to issue Class A Ordinary Shares to foreign investors. Cellyan Biotechnology has been advised by Guangdong Jishi Furen Law Firm, its PRC legal counsel, that based on their understanding of the current PRC laws, as of the date of this prospectus, neither Cellyan Biotechnology nor any of the HK Subsidiaries is required to obtain any permission or approval from any PRC authorities to maintain listing in the U.S. or to issue Class A Ordinary Shares to foreign investors, including from the CSRC or the CAC, because (i) this offering is not an indirect offering and listing of securities in overseas markets as prescribed in the New Overseas Listing Rules and the CSRC has not, as of the date of this prospectus, issued any definitive rule or interpretation concerning whether offerings like ours pursuant to this prospectus are subject to the New Overseas Listing Rules; and (ii) the HK Subsidiaries were established and operate in Hong Kong and are not included in the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC.

As of the date of this prospectus, the HK Subsidiaries have received from Hong Kong authorities all requisite licenses, permissions and approvals needed to engage in the businesses currently conducted by them in Hong Kong, and no such permission or approval has been denied. As of the date of this prospectus, neither Cellyan Biotechnology nor any of the HK Subsidiaries is required to obtain any license, permission or approval from authorities of Mainland China to operate our business. The following table summarizes the licenses, permissions and approvals held by the HK Subsidiaries.

Company	License/Permit	Issuing Authority	Issuance Date	Expiration Date
Joint Cross Border Logistics Company Limited	Business Registration Ordinance (Chapter 310) –Business Registration Certificate	Hong Kong SAR	July 18, 2025	July 17, 2026

Joint Medicine Company (as business/branch Name for Joint Cross Border Logistics Company Limited)	Business Registration Ordinance (Chapter 310) –Business Registration Certificate	Hong Kong SAR	July 18, 2025	July 17, 2026

Joint Medicine Company/Joint Cross Border Logistics Company Limited	Chinese Medicine Ordinance (Chapter 549) –Wholesaler Licence in Proprietary Chinese Medicines	Hong Kong SAR Chinese Medicines Traders Committee	July 25, 2024	September 16, 2026

Joint Medicine Company/Joint Cross Border Logistics Company Limited	The Antibiotics Ordinance (Chapter 137) –Permit	Hong Kong SAR Director of Health	October 1, 2023	September 30, 2026

Joint Medicine Company/Joint Cross Border Logistics Company Limited	Waste Disposal Ordinance (Chapter 354) –Registration of Waste Producer	Hong Kong SAR Director of Environmental Protection	August 2, 2021	N/A

Joint Medicine Company/Joint Cross Border Logistics Company Limited	Pharmacy and Poisons Ordinance (Chapter 138) –Wholesale Dealer Licence	Hong Kong SAR Pharmacy and Poisons Board	June 1, 2026	May 31, 2027

Company	License/Permit	Issuing Authority	Issuance Date	Expiration Date
Joint Cross Border Logistics Company Limited	Pesticides Ordinance (Chapter 133) –Pesticides Licence	Hong Kong SAR Director of Agriculture, Fisheries and Conservation	December 18, 2023	January 13, 2027

V-Alliance Technology Supplies Limited	Chinese Medicine Ordinance (Chapter 549) –Wholesaler Licence in Proprietary Chinese Medicines	Hong Kong SAR Chinese Medicines Traders Committee	January 4, 2025	January 3, 2027

V-Alliance Technology Supplies Limited	Food Safety Ordinance (Chapter 612) –Registration as Food Importer/Food Distributor	Hong Kong SAR Food Importer/ Distributor Registration and Import Licensing Office	July 21, 2023	July 20, 2026

Cellyan Biotechnology has also been advised by Guangdong Jishi Furen Law Firm, its PRC legal counsel, that uncertainties still exist, due to the possibility that laws, regulations, or policies in the PRC could change rapidly in the future. In the event that (i) the PRC government expanded the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC and we were required to obtain such permissions or approvals; or (ii) we inadvertently concluded that relevant permissions or approvals were not required, or we failed to receive or maintain any such permissions or approvals, our operations in Hong Kong and our ability to offer or continue to offer securities to investors could be significantly limited or completely hindered, and the value of such securities could significantly decline or become worthless. In addition, if we do not receive or maintain our existing licenses, or we inadvertently conclude that governmental approvals are not required, or applicable laws, regulations, or interpretations change such that we are required to obtain approval in the future and we fail to obtain such approval on a timely basis, we may be subject to governmental investigations, fines, penalties, orders to suspend operations and rectify any non-compliance, or prohibitions from conducting certain business or any financing, which could result in a material adverse change in our operations, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause our securities to significantly decline in value or become worthless.

Recent PCAOB Developments

Our Class A Ordinary Shares may be prohibited from trading on a national exchange under the HFCA Act if the PCAOB is unable to inspect our auditors fully for two consecutive years. Pursuant to the HFCA Act, enacted in 2020, if the auditor of a U.S. -listed company’s financial statements is not subject to PCAOB inspections for three consecutive “non-inspection” years, the SEC is required to prohibit the securities of such issuer from being traded on a U.S. national securities exchange, such as NYSE and Nasdaq, or in U.S. over-the-counter markets. On December 23, 2022, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023” was signed into law, which contained, among other things, a provision identical to the Accelerating Holding Foreign Companies Accountable Act that amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchange if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thereby reducing the period for triggering the trading prohibition. The delisting of our Class A Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment.

Our auditor, Onestop Assurance PAC, the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, is an auditor of publicly traded companies in the United States and a firm registered with the PCAOB, and is therefore subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess compliance with applicable professional standards. Onestop Assurance PAC has been inspected by the PCAOB on a regular basis.

On December 16, 2021, the PCAOB issued a report on its determinations that it was unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in Mainland China and Hong Kong, because of positions taken by PRC authorities in those jurisdictions. The PCAOB made its determinations pursuant to PCAOB Rule 6100, which provides a framework for how the PCAOB fulfills its responsibilities under the HFCA Act. The report further identified, in Appendix A and Appendix B, the registered public accounting firms subject to the Mainland China determination and the Hong Kong determination, respectively. Our auditor, Onestop Assurance PAC, is headquartered in Singapore and was not included in the report or listed under Appendix A or Appendix B.

On August 26, 2022, the CSRC, the MOF, and the PCAOB signed a Protocol governing inspections and investigations of accounting firms based in Mainland China and Hong Kong, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in Mainland China and Hong Kong. Pursuant to the fact sheet disclosed by the SEC with respect to the Protocol, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB issued a new determination report which: (1) vacated the December 16, 2021 determination report; and (2) concluded that the PCAOB was able, in 2022, to inspect and investigate completely issuer audit engagements of PCAOB-registered public accounting firms headquartered in Mainland China and Hong Kong. However, uncertainties still exist as to whether the PCAOB will continue to have access for complete inspections and investigations. The PCAOB has also indicated that it will act immediately to consider the need to issue new determinations under the HFCA Act if warranted.

For more detailed information, see “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in Hong Kong — The recent joint statement by the SEC, proposed rule changes submitted by Nasdaq, and acts passed by the U.S. Senate and the U.S. House of Representatives, all call for additional and more stringent criteria to be applied to U.S.-listed companies with significant operations in China and Hong Kong. These developments could add uncertainties to our business operations, share price and reputation” on page 21 of the 2025 Annual Report.

Summary of Risk Factors

Investing in Cellyan Biotechnology’s Class A Ordinary Shares involves significant risks. You should carefully consider all of the information in this prospectus before making an investment in Cellyan Biotechnology’s Class A Ordinary Shares. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully under “Item 3. Key Information—D. Risk Factors” beginning on page 1 of the 2025 Annual Report and in the section titled “Risk Factors” of this prospectus.

Risks Related to Our Business and Industry

Risks and uncertainties related to the Company’s business and industry include, without limitation, the following. For details of each of these bulleted risk factors, see “Item 3. Key Information — D. Risk Factors — Risks Related to Our Business and Industry” under the same subheadings beginning on page 1 of the 2025 Annual Report.

●	We face intense competition in the broader supply chain services industry, especially if large logistics service providers who hire our expertise decide to expand their offerings to include OTC pharmaceutical related supply chain services in-house, which could adversely affect our results of operations and market share. (see page 5 of the 2025 Annual Report)

●	Our OTC pharmaceutical cross-border procurement and distribution business operates in highly competitive and evolving markets. (see page 6 of the 2025 Annual Report)

●	Certain customers contributed to a significant percentage of our total revenue during the fiscal years ended March 31, 2024 and 2025, and losing one or more of them could result in a material adverse impact on our financial performance and business prospects. (see page 6 of the 2025 Annual Report)

●	If we fail to cost-efficiently attract new customers to use our solutions and services, or to maintain relationships with existing customers, our business and results of operations could be adversely affected. (see page 7 of the 2025 Annual Report)

●	Our business and growth are significantly affected by the development of international commerce and the e-commerce industry, as well as macroeconomic and other factors that affect demand for OTC pharmaceutical products and related supply chain services, in Hong Kong, Mainland China, and globally. (see page 7 of the 2025 Annual Report)

●	Current and future trade restrictions could materially and adversely affect our business, financial condition, and results of operations. (see page 8 of the 2025 Annual Report)

●	We face risks associated with the OTC pharmaceutical inventories handled through our logistics networks, including real or perceived quality or health issues with the products that are handled through our logistics networks, and risks inherent in the logistics industry, including personal injury, product damage, and transportation-related incidents. (see page 8 of the 2025 Annual Report)

●	Failure to successfully implement our business strategy, effectively respond to changes in market dynamics and satisfactorily meet customer demands may cause our future financial results to suffer. (see page 9 of the 2025 Annual Report)

●	Any disruption to the operation of our warehousing and logistics facilities, or to the development of new warehousing and logistics facilities, could have a material adverse effect on our business, financial condition, and results of operations. (see page 10 of the 2025 Annual Report)

●	Our suppliers include OTC pharmaceutical producers and distributors, logistics service subcontractors, packaging service providers, etc., and any loss of our suppliers or if our suppliers fail to deliver products or services according to schedules, prices, quality and volumes that are acceptable to us, our operation may suffer. (see page 10 of the 2025 Annual Report)

●	Our insurance coverage may not be adequate, which could expose us to significant costs and business disruptions. (see page 11 of the 2025 Annual Report)

●	If we fail to comply with applicable laws and regulations, many of which are highly complex, we could be subject to significant adverse regulatory actions, including monetary penalties, or suffer brand and reputational harm. (see page 11 of the 2025 Annual Report)

●	Failure to obtain certain filings, approvals, licenses, permits and certificates required for our business operations may materially and adversely affect our business, financial condition and results of operations. (see page 12 of the 2025 Annual Report)

●	The failure or disruption of our information technology systems or the failure of our information technology infrastructure to support our businesses could adversely affect our reputation, business, operating results, and cash flows. (see page 13 of the 2025 Annual Report)

●	Data governance failures can adversely affect our reputation, businesses, and prospects. Our use and disclosure of customers’ sensitive information is subject to complex regulations at multiple levels. We would be adversely affected if we or our business associates or other vendors fail to adequately protect customers’ or other sensitive information. (see page 14 of the 2025 Annual Report)

●	Our business depends on the continued efforts of our senior management. If any of our key executives and employees was unable or unwilling to continue in their present positions, our business may be severely disrupted. (see page 15 of the 2025 Annual Report)

●	Cellyan Biotechnology relies on dividends and other distributions on equity paid by its HK Subsidiaries to fund any cash and financing requirements Cellyan Biotechnology may have, and any limitation on the ability of its HK Subsidiaries to make payments to Cellyan Biotechnology could have a material adverse effect on our ability to conduct our business. Additionally, while currently there are no restrictions on foreign exchange, nor limitations on the ability of Cellyan Biotechnology to transfer cash to or from HK Subsidiaries or to investors under Hong Kong laws, if certain PRC laws and regulations, including existing laws and regulations and those enacted or promulgated in the future, were to become applicable to our HK Subsidiaries, to the extent our cash or assets are in Hong Kong or with a Hong Kong entity, such funds or assets may not be available to fund operations or for other use outside of Hong Kong due to interventions in or the imposition of restrictions and limitations on HK Subsidiaries’ ability to transfer funds or assets by the PRC government. (see page 17 of the 2025 Annual Report)

●	Failure to achieve and maintain effective internal controls could adversely affect our business and price of our securities. (see page 18 of the 2025 Annual Report)

●	We are exposed to foreign currency risk. (see page 18 of the 2025 Annual Report)

Risks Related to Doing Business in Hong Kong

●	Substantially all our operations are in Hong Kong. However, the legal and operational risks associated with operations in China may also apply to our operations in Hong Kong. The Chinese government may exercise significant oversight and control over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and may significantly limit or completely hinder our ability to offer or continue to offer Class A Ordinary Shares to investors and cause the value of the Class A Ordinary Shares to significantly decline or be worthless. Changes in the policies, regulations, rules, and the enforcement of laws of the Chinese government may also be quick and the risks related to the PRC legal and regulatory system may materialize. See “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in Hong Kong — Substantially all our operations are in Hong Kong. However, the legal and operational risks associated with operations in China may also apply to our operations in Hong Kong. The Chinese government may exercise significant oversight and control over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and may significantly limit or completely hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of the Ordinary Shares to significantly decline or be worthless. Changes in the policies, regulations, rules, and the enforcement of laws of the Chinese government may also be quick and the risks related to the PRC legal and regulatory system may materialize” beginning on page 19 of the 2025 Annual Report.

●	The enactment of Law of the PRC on Safeguarding the Hong Kong National Security Law could impact our Hong Kong operating subsidiaries. See “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in Hong Kong — The enactment of Law of the PRC on Safeguarding the Hong Kong National Security Law could impact our Hong Kong operating subsidiaries” beginning on page 20 of the 2025 Annual Report.

●	Changes in Hong Kong’s economic, political or social conditions or government policies could have a material adverse effect on the Company’s business and operations. See “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in Hong Kong — Changes in Hong Kong’s economic, political or social conditions or government policies could have a material adverse effect on the Company’s business and operations” beginning on page 20 of the 2025 Annual Report.

●	There are political risks associated with conducting business in Hong Kong. See “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in Hong Kong — There are political risks associated with conducting business in Hong Kong” beginning on page 20 of the 2025 Annual Report.

●	The recent joint statement by the SEC, proposed rule changes submitted by Nasdaq, and acts passed by the U.S. Senate and the U.S. House of Representatives, all call for additional and more stringent criteria to be applied to U.S.-listed companies with significant operations in China and Hong Kong. These developments could add uncertainties to our business operations, share price and reputation. See “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in Hong Kong — The recent joint statement by the SEC, proposed rule changes submitted by Nasdaq, and acts passed by the U.S. Senate and the U.S. House of Representatives, all call for additional and more stringent criteria to be applied to U.S.-listed companies with significant operations in China and Hong Kong. These developments could add uncertainties to our business operations, share price and reputation” beginning on page 21 of the 2025 Annual Report.

●	The Hong Kong and China legal systems are evolving and embody uncertainties which could limit the legal protections available to us. Uncertainties with respect to the PRC legal system, including uncertainties regarding the enforcement of laws, and sudden or unexpected changes in laws and regulations in China could adversely affect us. See “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in Hong Kong — The Hong Kong and China legal systems are evolving and embody uncertainties which could limit the legal protections available to us. Uncertainties with respect to the PRC legal system, including uncertainties regarding the enforcement of laws, and sudden or unexpected changes in laws and regulations in China could adversely affect us” beginning on page 23 of the 2025 Annual Report.

●	We may become subject to a variety of PRC laws and other obligations regarding cyber security, data protection, overseas offerings and/or foreign investment in China-based issuers, and any failure to comply with applicable laws and obligations could have a material adverse effect on our business, financial condition, and results of operations and may hinder our ability to offer or continue to offer Class A Ordinary Shares to investors and cause the value of the Class A Ordinary Shares to significantly decline or be worthless. See “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in Hong Kong — We may become subject to a variety of PRC laws and other obligations regarding cyber security, data protection, overseas offerings and/or foreign investment in China-based issuers, and any failure to comply with applicable laws and obligations could have a material adverse effect on our business, financial condition, and results of operations and may hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless” beginning on page 4 of the 2025 Annual Report.

Risks Related to Ownership of Our Securities

●	The market price of the Class A Ordinary Shares has been volatile or may decline regardless of our operating performance. (see page 24 of the 2025 Annual Report)

●	We may not be able to maintain a listing of the Class A Ordinary Shares on Nasdaq. (see page 26 of the 2025 Annual Report)

●	If securities or industry analysts publish unfavorable research, or do not continue to cover us, the Company’s share price and trading volume could decline. (see page 26 of the 2025 Annual Report)

●	We have not historically declared or paid dividends on our shares and, consequently, your ability to achieve a return on your investment will depend on appreciation in the price of the Class A Ordinary Shares. (see page 26 of the 2025 Annual Report)

●	We may issue additional equity or debt securities, which are senior to the Class A Ordinary Shares as to distributions and in liquidation, which could materially adversely affect the market price of the Class A Ordinary Shares. (see page 26 of the 2025 Annual Report)

●	We will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not emerging growth companies, and the shareholders could receive less information than they might expect to receive from more mature public companies. (see page 27 of the 2025 Annual Report)

●	We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to U.S. domestic public companies. We plan to take advantage of the exemptions available to us as a foreign private issuer. (see page 28 of the 2025 Annual Report)

●	As a foreign private issuer, we are permitted to rely on exemptions from certain Nasdaq corporate governance standards applicable to domestic U.S. issuers. This may afford less protection to holders of the Class A Ordinary Shares. (see page 28 of the 2025 Annual Report)

●	We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses. (see page 29 of the 2025 Annual Report)

●	You may be unable to present proposals before annual general meetings or extraordinary general meetings not called by shareholders. (see page 29 of the 2025 Annual Report)

●	Certain judgments obtained against us by Cellyan Biotechnology’s shareholders may not be enforceable. (see page 29 of the 2025 Annual Report)

●	You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because Cellyan Biotechnology was incorporated under Cayman Islands law. (see page 29 of the 2025 Annual Report)

●	Cellyan Biotechnology’s amended and restated memorandum and articles of association contain anti-takeover provisions that could discourage a third party from acquiring us, which could limit Cellyan Biotechnology’s shareholders’ opportunity to sell their shares at a premium. (see page 30 of the 2025 Annual Report)

●	Cayman Islands economic substance requirements may have an effect on our business and operations. (see page 30 of the 2025 Annual Report)

●	There is a risk that we will be a passive foreign investment company for any taxable year, which could result in adverse U.S. federal income tax consequences to U.S. investors in the Class A Ordinary Shares. (see page 30 of the 2025 Annual Report)

●	If we are unable to continue to meet the listing requirements of Nasdaq, our Class A Ordinary Shares will be delisted. For details, see the risk factor on page 13 of this prospectus.

●	Our largest shareholder, Ms. Liying Wang, holds a majority of the voting power of the Company’s outstanding share capital, which will limit or preclude your ability to influence corporate matters. For details, see the risk factor on page 13 of this prospectus.

Corporate Information

Our principal executive offices are located at Room B1, 5/F., Well Town Industrial Building, 13 Ko Fai Road, Yau Tong, Kowloon, Hong Kong. Our telephone number at this address is +852 2618-9289. Our registered office in the Cayman Islands is located at 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KY1-1002, Cayman Islands.

Investors should submit any inquiries to the address and telephone number of our principal executive offices. Our corporate website is http:// www.9zt.hk. The information contained on our websites is not a part of this prospectus. Our agent for service of process in the United States is located at 122 East 42nd St 18th Floor, New York, NY 10168.

The SEC maintains a website at www.sec.gov that contains reports, proxy, and information statements, and other information regarding issuers that file electronically with the SEC using its EDGAR system.

Implications of Being an Emerging Growth Company

As a company with less than US$1.235 billion in gross revenues during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, or JOBS Act, enacted in April 2012, and may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations in our filings with the SEC;

●	not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;

●	reduced disclosure obligations regarding executive compensation in periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of our initial public offering. However, if certain events occur before the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed US$1.235 billion or we issue more than US$1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company before the end of such five-year period.

In addition, Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. We have elected to take advantage of the extended transition period for complying with new or revised accounting standards and acknowledge such election is irrevocable pursuant to Section 107 of the JOBS Act.

Implications of Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Exchange Act. As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country’s requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

RISK FACTORS

Investing in our securities involves risks. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in this prospectus, in the applicable prospectus supplement and under the heading “Item 3. Key Information—D. Risk Factors” in the 2025 Annual Report, which is incorporated in this prospectus by reference, together with any other information appearing or incorporated by reference in this prospectus and in any accompanying prospectus supplement, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties of which our management is unaware or deems immaterial. Our business, financial condition, or results of operations could be materially and adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

In addition, we are not a Chinese operating company but a Cayman Islands holding company. We have no material operations of our own and conduct all of our operations through the HK Subsidiaries in Hong Kong. Investors are purchasing securities of the Cayman Islands holding company, and not of the HK Subsidiaries. Investors may never directly hold equity interests in the HK Subsidiaries. We hold 100% of the equity interests in the HK Subsidiaries, and we do not use a VIE structure. Our holding company structure involves unique risks to investors. The Chinese regulatory authorities could disallow our holding company structure, which would likely result in a material change in our operations and/or a material change in the value of our securities and could cause the value of our securities to significantly decline or become worthless.

Risks Related to Ownership of Our Securities

If we are unable to continue to meet the listing requirements of Nasdaq, our Class A Ordinary Shares will be delisted.

On January 12, 2026, the Company received a notification letter from the Listing Qualifications Department of Nasdaq indicating that the closing bid price of the Company’s Class A Ordinary Shares had been below the minimum requirement of US$1.00 per share for 30 consecutive business days, and that the Company was therefore not in compliance with the minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2). The notification letter does not result in the immediate delisting of the Company’s Class A Ordinary Shares. Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), the Company has a compliance period of 180 calendar days, or until July 13, 2026, to regain compliance. The Company is currently evaluating available options to regain compliance.

If we are unable to achieve and maintain compliance with such listing standards or other Nasdaq listing requirements in the future, our Class A Ordinary Shares could be delisted from Nasdaq. A delisting of our Class A Ordinary Shares and our inability to list on another national securities market could negatively impact us by: (i) reducing the liquidity and market price of our Class A Ordinary Shares; (ii) reducing the number of investors willing to hold or acquire our Class A Ordinary Shares, which could negatively impact our ability to raise equity financing; (iii) limiting our ability to use certain registration statements to offer and sell freely tradable securities, thereby limiting our ability to access the public capital markets; and (iv) impairing our ability to provide equity incentives to our employees.

Our largest shareholder, Ms. Liying Wang, holds a majority of the voting power of the Company’s outstanding share capital, which will limit or preclude your ability to influence corporate matters.

As of the date of this prospectus, Ms. Liying Wang, the beneficial owner of 7,150,000 Class B Ordinary Shares of the Company, held approximately 95.63% of the voting power of our outstanding share capital. Therefore, Ms. Liying Wang is able to control all matters requiring approval by shareholders. Ms. Liying Wang’s interests may not be the same as or may even conflict with your interests. For example, she could attempt to delay or prevent a change in control of us, even if such change in control would benefit our other shareholders, which could deprive our shareholders of an opportunity to receive a premium for their Ordinary Shares as part of a sale of us or our assets, and might affect the prevailing market price of the Class A Ordinary Shares due to investors’ perceptions that conflicts of interest may exist or arise. As a result, Ms. Liying Wang’s majority voting power over our outstanding share capital may not align with the best interests of our other shareholders.

OFFER STATISTICS AND EXPECTED TIMETABLE

We may, from time to time, offer and sell any combination of the securities described in this prospectus up to a total dollar amount of $200,000,000 in one or more offerings. The securities offered under this prospectus may be offered separately, together, or in separate series, and in amounts, at prices, and on terms to be determined at the time of sale. We will keep the registration statement of which this prospectus is a part effective until such time as all of the securities covered by this prospectus have been disposed of pursuant to such registration statement.

CAPITALIZATION AND INDEBTEDNESS

Our capitalization will be set forth in the applicable prospectus supplement or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated by reference into this prospectus.

DILUTION

If required, we will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;

●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of securities we offer as indicated in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus.

DESCRIPTION OF SHARE CAPITAL

The following description of Cellyan Biotechnology’s share capital and provisions of its amended and restated memorandum and articles of association, as amended from time to time, are summaries and do not purport to be complete. Reference is made to Cellyan Biotechnology’s fourth amended and restated memorandum and articles of association adopted by a special resolution passed on December 12, 2025, which are referred to in this section as the “Fourth Amended and Restated Memorandum and Articles of Association.”

As of the date of this prospectus, Cellyan Biotechnology’s authorized share capital is US$1,000,000, divided into 1,000,000,000 ordinary shares of par value US$0.001 each, comprising (i) 940,000,000 Class A Ordinary Shares, par value US$0.001 each; and (ii) 60,000,000 Class B Ordinary Shares, par value US$0.001 each.

As of the date of this prospectus, Cellyan Biotechnology has issued and outstanding 23,499,986 ordinary shares, par value US$0.001 per share, comprising an aggregate of (i) 16,349,986 Class A Ordinary Shares, including shares issued in the private placement transaction consummated on March 25, 2026, and (ii) 7,150,000 Class B Ordinary Shares. Each Class A Ordinary Share entitles the holder thereof to one (1) vote on all matters subject to vote at general meetings of the Company, and each Class B Ordinary Share entitles the holder thereof to fifty (50) votes on all matters subject to vote at general meetings of the Company.

All of Cellyan Biotechnology’s Class A Ordinary Shares and Class B Ordinary Shares issued and outstanding as of the date of this prospectus are fully paid. Save and except for voting rights and conversion rights as set out in the Fourth Amended and Restated Memorandum and Articles of Association, the Class A Ordinary Shares and the Class B Ordinary Shares rank pari passu with one another and have the same rights, preferences, privileges and restrictions.

Ordinary Shares

The following are summaries of certain provisions of the Fourth Amended and Restated Memorandum and Articles of Association that relate to the material terms of the Ordinary Shares. A copy of the Fourth Amended and Restated Memorandum and Articles of Association is filed as an exhibit to the registration statement of which this prospectus forms a part. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Fourth Amended and Restated Memorandum and Articles of Association.

Voting Rights. Holders of Class A Ordinary Shares and Class B Ordinary Shares shall at all times vote together as one class on all resolutions submitted to a vote by the shareholders. Each Class A Ordinary Share entitles the holder thereof to one (1) vote on all matters subject to vote at general meetings of Cellyan Biotechnology, and each Class B Ordinary Share entitles the holder thereof to fifty (50) votes on all matters subject to vote at general meetings of Cellyan Biotechnology.

Conversion. Each Class B Ordinary Share is convertible into one (1) Class A Ordinary Share at any time at the option of the holder thereof. The right to convert is exercisable by the holder of the Class B Ordinary Share delivering a written notice to Cellyan Biotechnology electing to convert a specified number of Class B Ordinary Shares into Class A Ordinary Shares. Any conversion pursuant to the foregoing shall become effective forthwith upon receipt by Cellyan Biotechnology of such written notice (or at such later date as may be specified therein), and Cellyan Biotechnology shall make the appropriate entries in its register of members to record the re-designation of the relevant Class B Ordinary Shares as Class A Ordinary Shares. In addition, upon any sale, transfer, assignment or disposition of any Class B Ordinary Share to any person who is not the Designated Person or an Affiliate of the Designated Person, or upon a change of ultimate beneficial ownership of any Class B Ordinary Share to any person who is not the Designated Person or an Affiliate of the Designated Person, such Class B Ordinary Share shall be automatically and immediately converted into the same number of Class A Ordinary Shares. For the avoidance of doubt, the creation of any pledge, charge, encumbrance or other third party right over any Class B Ordinary Shares to secure a holder’s contractual or legal obligations shall not be deemed a sale, transfer, assignment or disposition, or a change of ultimate beneficial ownership, unless and until such pledge, charge, encumbrance or other third party right is enforced and results in the third party holding legal title to the relevant Class B Ordinary Shares, in which case all such Class B Ordinary Shares shall be automatically converted into the same number of Class A Ordinary Shares. Save as aforesaid, no share may be converted or redesignated from one class to another without the sanction of a special resolution.

Modification of Rights. Whenever the capital of Cellyan Biotechnology is divided into different classes, the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be materially and adversely varied with the consent in writing of the holders of two-thirds of the issued shares of that class or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not be deemed to be materially and adversely varied by, inter alia, the creation, allotment or issue of further shares ranking pari passu with or subsequent to them or the redemption or purchase of any shares of any class by Cellyan Biotechnology.

The Fourth Amended and Restated Memorandum and Articles of Association

The Fourth Amended and Restated Memorandum and Articles of Association of Cellyan Biotechnology were adopted by special resolution passed on December 12, 2025. The following are summaries of material provisions of the Fourth Amended and Restated Memorandum and Articles of Association and of the Companies Act, insofar as they relate to the material terms of the Ordinary Shares. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Fourth Amended and Restated Memorandum and Articles of Association.

Objects of the Company. Under the fourth amended and restated memorandum of association, the objects of Cellyan Biotechnology are unrestricted, and Cellyan Biotechnology is capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit, as provided by the Companies Act.

Ordinary Shares. The Ordinary Shares are issued in registered form and are issued when registered in Cellyan Biotechnology’s register of members. Cellyan Biotechnology may not issue shares to bearer. Cellyan Biotechnology’s shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares.

Dividends. The holders of the Ordinary Shares are entitled to such dividends as may be declared by the board of directors. The Fourth Amended and Restated Memorandum and Articles of Association provide that dividends may be declared and paid out of the funds of Cellyan Biotechnology lawfully available therefor. Under the laws of the Cayman Islands, Cellyan Biotechnology may pay a dividend out of either profit or share premium account; provided that in no circumstances may a dividend be paid out of its share premium if this would result in Cellyan Biotechnology being unable to pay its debts as they fall due in the ordinary course of business.

Voting Rights. Holders of Class A Ordinary Shares and Class B Ordinary Shares shall at all times vote together as one class on all resolutions submitted to a vote by the shareholders. Each Class A Ordinary Share entitles the holder thereof to one (1) vote, and each Class B Ordinary Share entitles the holder thereof to fifty (50) votes, on all matters subject to vote at general meetings of Cellyan Biotechnology. Voting at any meeting of shareholders is by way of a poll save that in the case of a physical meeting, the chairman of the meeting may decide that a vote be on a show of hands unless a poll is demanded by:

●	at least three shareholders present in person or by proxy for the time being entitled to vote at the meeting;

●	shareholder(s) present in person or by proxy representing not less than one-tenth of the total voting rights of all shareholders having the right to vote at the meeting; and

●	shareholder(s) present in person or by proxy and holding shares in us conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all shares conferring that right.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes cast by such shareholders as, being entitled to do so, vote at a general meeting of Cellyan Biotechnology, while a special resolution requires the affirmative vote of not less than two-thirds of the votes cast by such shareholders as, being entitled to do so, vote at a general meeting of Cellyan Biotechnology. A special resolution will be required for important matters such as a change of name, making changes to the memorandum and articles of association, a reduction of share capital and the winding up of Cellyan Biotechnology. The shareholders may, among other things, divide or combine their shares by ordinary resolutions.

General Meetings of Shareholders. As a Cayman Islands exempted company, Cellyan Biotechnology is not obliged by the Companies Act to call shareholders’ annual general meetings. The fourth amended and restated memorandum and articles of association provide that Cellyan Biotechnology may (but shall not be obliged to) in each calendar year hold a general meeting as its annual general meeting, and shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by its directors. All general meetings (including an annual general meeting, any adjourned general meeting or postponed meeting) may be held as a physical meeting at such times and in any part of the world, as a hybrid meeting or as a Virtual Meeting by means of Communication Facilities, as may be determined by the board of directors in its absolute discretion.

Shareholders’ general meetings may be convened by the chairman of the board of directors or by a majority of the board of directors. Advance notice of at least ten (10) clear days is required for the convening of any general meeting of the shareholders. A quorum required for any general meeting of shareholders consists of, at the time when the meeting proceeds to business, two shareholders holding shares which carry in aggregate (or representing by proxy) not less than one-third of all votes attaching to issued and outstanding shares in Cellyan Biotechnology entitled to vote at such general meeting.

The Companies Act does not provide shareholders with any right to requisition a general meeting or to put any proposal before a general meeting. These rights may be provided in a company’s articles of association. However, Cellyan Biotechnology’s fourth amended and restated memorandum and articles of association do not provide its shareholders with any right to requisition a general meeting or to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

Transfer of Ordinary Shares. Subject to the restrictions set out below, any of the shareholders may transfer all or any of his or her or its Ordinary Shares by an instrument of transfer in the usual or common form or in a form prescribed by the Designated Stock Exchange or any other form approved by the board of directors. Notwithstanding the foregoing, the Ordinary Shares may also be transferred in accordance with the applicable rules and regulations of the Designated Stock Exchange.

The board of directors may, in its absolute discretion, decline to register any transfer of any Ordinary Share which is not fully paid up or on which Cellyan Biotechnology has a lien. The board of directors may also decline to register any transfer of any Ordinary Share unless:

●	the instrument of transfer is lodged with us, accompanied by the certificate for the Ordinary Shares to which it relates and such other evidence as the board of directors may reasonably require to show the right of the transferor to make the transfer;

●	the instrument of transfer is in respect of only one class of Ordinary Shares;

●	the instrument of transfer is properly stamped, if required;

●	in the case of a transfer to joint holders, the number of joint holders to whom the Ordinary Share is to be transferred does not exceed four; and

●	a fee of such maximum sum as the Nasdaq may determine to be payable or such lesser sum as the directors may from time to time require is paid to us in respect thereof.

If the directors refuse to register a transfer they shall, within two calendar months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, after compliance with any notice required in accordance with the Designated Stock Exchange Rules, be suspended and the register closed at such times and for such periods as the board of directors may from time to time determine; provided, however, that the registration of transfers shall not be suspended nor the register closed for more than thirty (30) calendar days in any calendar year.

Liquidation. On the winding up of Cellyan Biotechnology, if the assets available for distribution amongst the shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst the shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to Cellyan Biotechnology for unpaid calls or otherwise. If the assets available for distribution are insufficient to repay all of the paid-up capital, such assets will be distributed so that, as nearly as may be, the losses are borne by the shareholders in proportion to the par value of the shares held by them.

Calls on Shares and Forfeiture of Shares. The board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least fourteen (14) calendar days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Shares. Cellyan Biotechnology may issue shares on terms that such shares are subject to redemption, at its option or at the option of the holders of these shares, on such terms and in such manner as may be determined by the board of directors before the issue of such shares. Cellyan Biotechnology may also repurchase any of its shares on such terms and in such manner as have been approved by the board of directors. Under the Companies Act, the redemption or repurchase of any share may be paid out of Cellyan Biotechnology’s profits, or out of Cellyan Biotechnology’s share premium account, or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital if Cellyan Biotechnology can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding or (c) if Cellyan Biotechnology has commenced liquidation. In addition, Cellyan Biotechnology may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares. Whenever the capital of Cellyan Biotechnology is divided into different classes the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be materially and adversely varied with the consent in writing of the holders of two-thirds of the issued shares of that class or with the sanction of a Special Resolution passed at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be materially and adversely varied by the creation, allotment or issue of further shares ranking pari passu with such existing class of shares.

Issuance of Additional Shares. The fourth amended and restated memorandum and articles of association authorize the board of directors to issue additional Ordinary Shares from time to time as the board of directors shall determine, to the extent of available authorized but unissued shares.

The fourth amended and restated memorandum and articles of association also authorize the board of directors to establish from time to time one or more series of preference shares and to determine, with respect to any series of preference shares, the terms and rights of that series, including, among other things:

●	the designation of the series;

●	the number of shares of the series;

●	the dividend rights, dividend rates, conversion rights and voting rights; and

●	the rights and terms of redemption and liquidation preferences.

The board of directors may issue preference shares without action by the shareholders to the extent of available authorized but unissued shares. Issuance of these shares may dilute the voting power of holders of Ordinary Shares.

Inspection of Books and Records. Holders of the Ordinary Shares will have no general right under Cayman Islands law to inspect or obtain copies of the list of shareholders or the corporate records. However, the Fourth Amended and Restated Memorandum and Articles of Association provide the shareholders with the right to inspect the register of members without charge, and to receive the annual audited financial statements of Cellyan Biotechnology. See “Where You Can Find Additional Information.”

Anti-Takeover Provisions. Some provisions of the Fourth Amended and Restated Memorandum and Articles of Association may discourage, delay or prevent a change of control of Cellyan Biotechnology or management that shareholders may consider favorable, including provisions that:

●	authorize the board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by the shareholders; and

●	limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under Cayman Islands law, the directors may only exercise the rights and powers granted to them under the Fourth Amended and Restated Memorandum and Articles of Association for a proper purpose and for what they believe in good faith to be in the best interests of Cellyan Biotechnology.

Exempted Company. Cellyan Biotechnology is an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	does not have to file an annual return of its shareholders with the Registrar of Companies;

●	is not required to open its register of members for inspection;

●	does not have to hold an annual general meeting;

●	may issue shares with no par value;

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 30 years in the first instance);

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as an exempted limited duration company; and

●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of Cellyan Biotechnology (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Differences in Corporate Law

The Companies Act is derived, to a large extent, from the older Companies Acts of England but does not follow recent English statutory enactments and accordingly there are significant differences between the Companies Act and the current Companies Act of England. In addition, the Companies Act differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to Cellyan Biotechnology and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements. The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) ”merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose, a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provided the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved, in the case of a shareholder scheme, by seventy-five percent in value of the shareholders or class of shareholders, as the case may be, with whom the arrangement is to be made and, in the case of a creditor scheme, a majority in number of each class of creditors with whom the arrangement is to be made, and who must in addition represent seventy-five per cent in value of each such class of creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;

●	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of a dissentient minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of not less than 90% in value of the shares affected within four months after the making of the offer, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted, in accordance with the foregoing statutory procedures, a dissenting shareholder would have no rights comparable to appraisal rights, save that objectors to a takeover offer may apply to the Grand Court of the Cayman Islands for various orders that the Grand Court of the Cayman Islands has a broad discretion to make, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

The Companies Act also contains statutory provisions which provide that a company may present a petition to the Grand Court of the Cayman Islands for the appointment of a restructuring officer on the grounds that the company (a) is or is likely to become unable to pay its debts within the meaning of section 93 of the Companies Act; and (b) intends to present a compromise or arrangement to its creditors (or classes thereof) either, pursuant to the Companies Act, the law of a foreign country or by way of a consensual restructuring. The petition may be presented by a company acting by its directors, without a resolution of its members or an express power in its articles of association. On hearing such a petition, the Cayman Islands court may, among other things, make an order appointing a restructuring officer or make any other order as the court thinks fit.

Shareholders’ Suits. In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where:

●	a company acts or proposes to act illegally or ultra vires;

●	the act complained of, although not ultra vires, could only be effected duly if authorized by more than the number of votes which have actually been obtained; and

●	those who control the company are perpetrating a “fraud on the minority.”

Indemnification of Directors and Executive Officers and Limitation of Liability. Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. The Fourth Amended and Restated Memorandum and Articles of Association provide that Cellyan Biotechnology shall indemnify its directors and officers, and their personal representatives, against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such persons, other than by reason of such person’s own dishonesty, willful default or fraud, in or about the conduct of Cellyan Biotechnology’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning Cellyan Biotechnology or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

In addition, Cellyan Biotechnology has entered into indemnification agreements with the directors and executive officers that provide such persons with additional indemnification beyond that provided in the Fourth Amended and Restated Memorandum and Articles of Association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties. Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands exempted company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act in good faith in the best interests of the company, a duty not to make a personal profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands exempted company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent. Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cellyan Biotechnology’s Fourth Amended and Restated Memorandum and Articles of Association provide that any action required or permitted to be taken at any general meetings may be taken upon the vote of shareholders at a general meeting duly noticed and convened in accordance with the Fourth Amended and Restated Memorandum and Articles of Association or may be taken by written consent of all the shareholders entitled to attend and vote at a general meeting of Cellyan Biotechnology in one or more instruments each signed by one or more of the shareholders.

Shareholder Proposals. Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act provides shareholders with only limited rights to requisition a general meeting. However, these rights may be provided in a company’s articles of association. Cellyan Biotechnology’s Fourth Amended and Restated Memorandum and Articles of Association do not provide its shareholders with such right. As a Cayman Islands exempted company, Cellyan Biotechnology is not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting. Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled for a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but the Fourth Amended and Restated Memorandum and Articles of Association do not provide for cumulative voting. As a result, the shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors. Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under Cellyan Biotechnology’s Fourth Amended and Restated Memorandum and Articles of Association, subject to certain restrictions as contained therein, directors may be removed with or without cause, by an ordinary resolution of the shareholders. An appointment of a director may be on terms that the director shall automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period in a written agreement between Cellyan Biotechnology and the director, if any; but no such term shall be implied in the absence of express provision. Under Cellyan Biotechnology’s Fourth Amended and Restated Memorandum and Articles of Association, a director’s office shall be vacated if the director (i) becomes bankrupt or has a receiving order made against him or suspends payment or compounds with his creditors; (ii) is found to be or becomes of unsound mind or dies; (iii) resigns his office by notice in writing to Cellyan Biotechnology; (iv) without special leave of absence from the board of directors, is absent from three consecutive meetings of the board and the board resolves that his office be vacated; (v) is prohibited by law from being a director; or (vi) is removed from office pursuant to any other provision of the Fourth Amended and Restated Memorandum and Articles of Association.

Transactions with Interested Shareholders. The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, Cellyan Biotechnology cannot avail itself of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up. Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so. Under the Companies Act and the Fourth Amended and Restated Memorandum and Articles of Association, Cellyan Biotechnology may be dissolved, liquidated or wound up by a special resolution of the shareholders.

Variation of Rights of Shares. Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under Cellyan Biotechnology’s Fourth Amended and Restated Memorandum and Articles of Association, if its share capital is divided into more than one class of shares, the rights attached to any such class may only be materially and adversely varied with the consent in writing of the holders of two-thirds of the issued shares of that class or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class.

Amendment of Governing Documents. Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under Cayman Islands law, Cellyan Biotechnology’s Fourth Amended and Restated Memorandum and Articles of Association may only be amended with a special resolution of its shareholders.

Rights of Non-resident or Foreign Shareholders. There are no limitations imposed by Cellyan Biotechnology’s Fourth Amended and Restated Memorandum and Articles of Association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on its shares. In addition, there are no provisions in Cellyan Biotechnology’s Fourth Amended and Restated Memorandum and Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed.

History of Securities Issuances

Upon Cellyan Biotechnology’s incorporation on August 17, 2023, it had an authorized share capital of $50,000 divided into 50,000,000 ordinary shares of a single class, par value $0.001 per share. Upon incorporation, ten ordinary shares were allotted and issued to the initial subscriber, Harneys Fiduciary (Cayman) Limited, who transferred the shares to Lap Sun Wong, on the same day.

On December 1, 2023, an additional 9,500,990 ordinary shares in total, par value $0.001 each, were allotted and issued to Lap Sun Wong and new shareholders, including among others, 1,710,170 ordinary shares to Lap Sun Wong; 4,448,520 ordinary shares to Fame Overseas Supply Chain Limited; 190,020 ordinary shares to Profit Seeker Limited; 617,850 ordinary shares to Pacific Health Century International Group Limited; and 617,850 ordinary shares to Atlantic Health Century International Group Limited.

On December 15, 2023, Cellyan Biotechnology amended its share capital to secure an $800,000 investment from an investor. As a result of such amendment, our authorized share capital changed to $50,000 divided into 50,000,000 shares, par value $0.001 per share, comprising (i) 49,501,000 Class A Ordinary Shares, par value $0.001 each; and (ii) 499,000 Class B Ordinary Shares, par value $0.001 each. The 9,501,000 ordinary shares that were previously issued and outstanding were redesignated as 9,501,000 Class A Ordinary Shares. Cellyan Biotechnology issued 499,000 Class B Ordinary Shares to the new investor in consideration of $800,000 in cash.

On October 24, 2024, Cellyan Biotechnology increased its authorized share capital from $50,000 to $100,000, divided into 100,000,000 shares, par value $0.001 per share, comprising (i) 99,501,000 Class A Ordinary Shares, par value $0.001 each, and (ii) 499,000 Class B Redeemable Ordinary Shares, par value $0.001 each.

On October 24, 2024, Cellyan Biotechnology effected a 1-for-10 forward split of its shares by way of a share subdivision of its issued and unissued shares, with each of its issued and unissued shares subdivided into ten (10) shares. Immediately after the Share Split, the number of issued and outstanding shares of Cellyan Biotechnology increased from 1,000,000 to 10,000,000 shares, comprising (i) 9,501,000 Class A Ordinary Shares issued and outstanding, par value $0.001 each and (ii) 499,000 Class B Redeemable Ordinary Shares issued and outstanding, par value $0.001 each.

On January 16, 2025, Cellyan Biotechnology consummated its initial public offering of 1,403,685 ordinary shares, par value $0.001 per share, at a public offering price of US$4.0 per share.

In connection with its initial public offering, Cellyan Biotechnology also issued warrants to purchase up to 70,184 ordinary shares (the “Representative’s Warrants”) to Bancroft Capital, LLC, as representative of the underwriters. The Representative’s Warrants are exercisable at any time and from time to time from July 15, 2025 to July 15, 2028 at an exercise price of $4.80 per share. Cellyan Biotechnology undertakes to maintain an effective registration statement on Form F-1 (or Form F-3, if the Company is eligible to use such form) until such date that is the earlier of the date when all of the ordinary shares underlying the Representative’s Warrants have been publicly sold by holder of such warrants or such time as Rule 144 or another similar exemption under the Securities Act of 1933, as amended (the “Securities Act”) is available for the sale of all of such ordinary shares underlying the Representative’s Warrants without registration.

On July 9, 2025, TUTU Business Services Limited, a company controlled by Ms. Liying Wang, entered into a Share Purchase Agreement with Lap Sun Wong, Fame Overseas Supply Chain Limited, Profit Seeker Limited, HongKong Profit Fields Group Limited and Pacific Health Century International Group Limited (the “Sellers”), pursuant to which the Reporting Persons acquired 7,150,000 ordinary shares, par value $0.001 per share, of Cellyan Biotechnology from the Sellers. The aggregate purchase price was HK$53,820,000 (equivalent to approximately US$6,900,000).

On December 12, 2025, Cellyan Biotechnology held the 2025 AGM, at which the shareholders approved, among other things: (i) an increase of the authorized share capital of Cellyan Biotechnology from US$100,000 divided into 100,000,000 ordinary shares to US$1,000,000 divided into 1,000,000,000 ordinary shares (the “Increase of Share Capital”); (ii) an amendment of the authorized share capital to create two classes of ordinary shares, comprising 940,000,000 Class A Ordinary Shares, par value US$0.001 each, and 60,000,000 Class B Ordinary Shares, par value US$0.001 each (the “Implementation of the Dual Class Structure”); (iii) the adoption of the Fourth Amended and Restated Memorandum and Articles of Association; and (iv) the repurchase of 7,150,000 Class A Ordinary Shares registered in the name of TUTU Business Services Limited and the concurrent issuance of 7,150,000 Class B Ordinary Shares (the “Share Repurchase”). The amendment to the authorized share capital and the repurchase of the 7,150,000 Class A Ordinary Shares were fully completed as of February 8, 2026.

On March 24, 2026, we entered into certain Securities Purchase Agreements with certain investors in a private placement, pursuant to which we issued and sold an aggregate of 12,499,986 Class A Ordinary Shares to these investors.

Listing

The Class A Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “HKPD.”

Transfer Agent and Registrar

The transfer agent and registrar for the Class A Ordinary Shares is Vstock Transfer, LLC. The transfer agent and registrar’s address is 18 Lafayette Pl, Woodmere, NY 11598, telephone 212-828-8436.

DESCRIPTION OF DEBT SECURITIES

General

As used in this prospectus, the term “debt securities” means the debentures, notes, bonds, and other forms of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities or subordinated debt securities. Debt securities will be issued under an indenture between us and a trustee to be named therein. We have filed the forms of indentures as exhibits to the registration statement of which this prospectus is a part. We may issue debt securities which may or may not be converted into our Class A Ordinary Shares or Class B Ordinary Shares. We may issue the debt securities independently or together with any underlying securities, and debt securities may be attached or separate from the underlying securities.

The following description is a summary of selected provisions relating to the debt securities that we may issue. The summary is not complete. When debt securities are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the debt securities as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of debt securities in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific debt securities document or agreement. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of debt securities. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” below for information on how to obtain a copy of a debt securities document when it is filed.

When we refer to a series of debt securities, we mean all debt securities issued as part of the same series under the applicable indenture.

Terms

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus, may describe the terms of any debt securities that we may offer, including, but not limited to, the following:

●	the title of the debt securities;

●	the total amount of the debt securities;

●	the amount or amounts of the debt securities will be issued and interest rate;

●	the conversion price at which the debt securities may be converted;

●	the date on which the right to convert the debt securities will commence and the date on which the right will expire;

●	if applicable, the minimum or maximum amount of debt securities that may be converted at any one time;

●	if applicable, a discussion of material federal income tax consideration;

●	if applicable, the terms of the payoff of the debt securities;

●	the identity of the indenture agent, if any;

●	the procedures and conditions relating to the conversion of the debt securities; and

●	any other terms of the debt securities, including terms, procedure and limitation relating to the exchange or conversion of the debt securities.

Form, Exchange, and Transfer

We may issue the debt securities in registered form or bearer form. Debt securities issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the debt securities represented by the global security. Those investors who own beneficial interests in global debt securities will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue debt securities in non-global form, i.e., bearer form. If any debt securities are issued in non-global form, debt securities certificates may be exchanged for new debt securities certificates of different denominations, and holders may exchange, transfer, or convert their debt securities at the debt securities agent’s office or any other office indicated in the applicable prospectus supplement, information incorporated by reference or free writing prospectus.

Prior to the conversion of their debt securities, holders of debt securities convertible for Class A Ordinary Shares or Class B Ordinary Shares will not have any rights of holders of Class A Ordinary Shares or Class B Ordinary Shares, and will not be entitled to dividend payments, if any, or voting rights of the Class A Ordinary Shares or Class B Ordinary Shares.

Conversion of Debt Securities

A debt security may entitle the holder to purchase, in exchange for the extinguishment of debt, an amount of securities at a conversion price that will be stated in the debt security. Debt securities may be converted at any time up to the close of business on the expiration date set forth in the terms of such debt security. After the close of business on the expiration date, debt securities not exercised will be paid in accordance with their terms.

Debt securities may be converted as set forth in the applicable offering material. Upon receipt of a notice of conversion properly completed and duly executed at the corporate trust office of the indenture agent, if any, or to us, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the debt security represented by such security is converted, a new debt security will be issued for the remaining debt security.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase our securities. We may issue the warrants independently or together with any underlying securities, and the warrants may be attached or separate from the underlying securities. We may also issue a series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The following description is a summary of selected provisions relating to the warrants that we may issue. The summary is not complete. When warrants are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the warrants as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of warrants in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific warrant document or agreement, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of warrants. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” below for information on how to obtain a copy of a warrant document when it is filed.

When we refer to a series of warrants, we mean all warrants issued as part of the same series under the applicable warrant agreement.

Terms

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus, may describe the terms of any warrants that we may offer, including, but not limited to, the following:

●	the title of the warrants;

●	the total number of warrants;

●	the price or prices at which the warrants will be issued;

●	the price or prices at which the warrants may be exercised;

●	the currency or currencies that investors may use to pay for the warrants;

●	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

●	whether the warrants will be issued in registered form or bearer form;

●	information with respect to book-entry procedures, if any;

●	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

●	if applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

●	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

●	if applicable, a discussion of material federal income tax considerations;

●	if applicable, the terms of redemption of the warrants;

●	the identity of the warrant agent, if any;

●	the procedures and conditions relating to the exercise of the warrants; and

●	any other terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

Warrant Agreement

We may issue the warrants in one or more series under one or more warrant agreements, each to be entered into between us and a bank, trust company, or other financial institution as warrant agent. We may add, replace, or terminate warrant agents from time to time. We may also choose to act as our own warrant agent or may choose one of our subsidiaries to do so.

The warrant agent under a warrant agreement will act solely as our agent in connection with the warrants issued under that agreement. Any holder of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those warrants in accordance with their terms.

Form, Exchange, and Transfer

We may issue the warrants in registered form or bearer form. Warrants issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the warrants represented by the global security. Those investors who own beneficial interests in a global warrant will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue warrants in non-global form, i.e., bearer form. If any warrants are issued in non-global form, warrant certificates may be exchanged for new warrant certificates of different denominations, and holders may exchange, transfer, or exercise their warrants at the warrant agent’s office or any other office indicated in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus.

Prior to the exercise of their warrants, holders of warrants exercisable for Class A Ordinary Shares or Class B Ordinary Shares will not have any rights of holders of Class A Ordinary Shares or Class B Ordinary Shares and will not be entitled to dividend payments, if any, or voting rights of the Class A Ordinary Shares or Class B Ordinary Shares.

Exercise of Warrants

A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement, information incorporated by reference, or free writing prospectus. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable offering material. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be redeemed as set forth in the applicable offering material.

Warrants may be exercised as set forth in the applicable offering material. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable offering material, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies, or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters, or dealers, or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units composed of any combination of our securities. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The following description is a summary of selected provisions relating to units that we may offer. The summary is not complete. When units are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the units as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of units in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus, is subject to and is qualified in its entirety by reference to the unit agreement, collateral arrangements, and depositary arrangements, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of units. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” below for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus may describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities composing the units;

●	whether the units will be issued in fully registered or global form; and

●	any other terms of the units.

The applicable provisions described in this section, as well as those described under “Description of Share Capital,” “Description of Debt Securities,” “Description of Warrants,” and “Description of Rights” above, will apply to each unit and to each security included in each unit, respectively.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in one or more transactions, including, without limitation:

●	through agents;

●	to or through underwriters;

●	through broker-dealers (acting as agent or principal);

●	directly by us to purchasers (including our affiliates and shareholders), through a specific bidding or auction process, a rights offering, or other method;

●	through a combination of any such methods of sale; or

●	through any other methods described in a prospectus supplement.

The distribution of securities may be effected, from time to time, in one or more transactions, including:

●	block transactions (which may involve crosses) and transactions on Nasdaq or any other organized market where the securities may be traded;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

●	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

●	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and

●	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash, extinguishment of debt, or another form negotiated by the parties. Agents, underwriters, or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions, or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

We may also make direct sales through subscription rights distributed to our existing shareholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers, or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

Agents may, from time to time, solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter of the securities.

If underwriters are used in an offering, securities will be acquired by the underwriters for their own account and may be resold, from time to time, in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. This prospectus, the applicable prospectus supplement, and any applicable free writing prospectus will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we, or an underwriter, will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters with respect to any resale of the securities. To the extent required, the prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters, and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters, or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries or affiliates in the ordinary course of business.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities.

These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions, and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain, or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

TAXATION

Material income tax consequences relating to the purchase, ownership, and disposition of the securities offered by this prospectus are set forth in “Item 10. Additional Information—E. Taxation” in the 2025 Annual Report, which is incorporated herein by reference, as updated by our subsequent filings under the Exchange Act that are incorporated by reference and, if applicable, in any accompanying prospectus supplement or relevant free writing prospectus.

EXPENSES

The following table sets forth the aggregate expenses in connection with this offering, all of which will be paid by us. All amounts shown are estimates, except for the SEC registration fee.

SEC registration fee		$27,620
FINRA fees		$30,500
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Printing and postage expenses	$	*
Miscellaneous expenses	$	*
Total	$	*

*	To be provided by a prospectus supplement or as an exhibit to a report of foreign private issuer on Form 6-K that is incorporated by reference into this registration statement. Estimated solely for this item. Actual expenses may vary.

MATERIAL CONTRACTS

Our material contracts are described in the documents incorporated by reference into this prospectus. See “Incorporation of Documents by Reference” below.

MATERIAL CHANGES

Except as otherwise described in the 2025 Annual Report, in our reports of foreign private issuer on Form 6-K filed or furnished under the Exchange Act and incorporated by reference herein, and as disclosed in this prospectus or the applicable prospectus supplement, no reportable material changes have occurred since March 31, 2025.

LEGAL MATTERS

We are being represented by McLaughlin & Stern, LLP with respect to certain legal matters as to United States federal securities and New York State law. The validity of the securities offered in this offering and certain other legal matters as to Cayman Islands law will be passed upon for us by Harney Westwood & Riegels, our counsel as to Cayman Islands law. Legal matters as to Hong Kong law will be passed upon for us by SH Wong & Co. Legal matters as to PRC law will be passed upon for us by Guangdong Jishi Furen Law Firm. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers, or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

EXPERTS

The consolidated financial statements for the fiscal years ended March 31, 2025, 2024, and 2023 incorporated by reference in this prospectus have been so included in reliance on the report of Onestop Assurance PAC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The office of Onestop Assurance PAC is located at 10 Anson Road, #13-09 International Plaza, Singapore 079903.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus certain information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document, which is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We hereby incorporate by reference into this prospectus the following documents:

1.	our annual report on Form 20-F for the fiscal year ended March 31, 2025, filed with the SEC on August 14, 2025;

2.	our current reports on Form 6-K filed with the SEC on September 11, 2025, October 7, 2025, November 12, 2025, November 24, 2025, December 17, 2025, December 31, 2025, January 16, 2026, March 18, 2026, and March 27, 2026;

3.	the description of our Ordinary Shares contained in our registration statement on Form 8-A, filed with the SEC on January 8, 2025, and any amendment or report filed for the purpose of updating such description;

4.	any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus; and

5.	any future reports of foreign private issuer on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference into the registration statement of which this prospectus forms a part.

The 2025 Annual Report contains a description of our business and audited consolidated financial statements with reports by our independent auditors. These statements were prepared in accordance with U.S. GAAP.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those document unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

CELLYAN BIOTECHNOLOGY CO., LTD

Room B1, 5/F., Well Town Industrial Building,

13 Ko Fai Road, Yau Tong, Kowloon

Hong Kong

+852 2618-9289

You should rely only on the information that we incorporate by reference or provide in this prospectus. We have not authorized anyone to provide you with different information. We are not making any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated in this prospectus by reference is accurate as of any date other than the date of the document containing the information.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

As permitted by SEC rules, this prospectus omits certain information and exhibits that are included in the registration statement of which this prospectus forms a part. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement, or other document as an exhibit to the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus, including statements incorporated by reference as discussed above, regarding a contract, agreement, or other document is qualified in its entirety by reference to the actual document.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information electronically filed with the SEC can be inspected over the Internet at the SEC’s website at www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors, and principal shareholders are exempt from the short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic or current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

ENFORCEABILITY OF CIVIL LIABILITIES

The Cayman Islands

Cellyan Biotechnology is incorporated under the laws of the Cayman Islands as an exempted company with limited liability. It is incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands exempted company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides less protection for investors. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Cellyan Biotechnology’s constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between the company, its officers, directors and shareholders, be subject to arbitration.

Substantially all of our assets are located outside the United States. In addition, all of our executive officers, including Mr. Chenyu Liang, our Director and Chief Executive Officer, Ms. Shu Liu, our Chief Financial Officer, and Mr. Zifeng Wang, our Chief Strategy Officer, are nationals or residents of the PRC. All or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce judgments obtained in U.S. courts against us or them, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and the officers and directors.

We have appointed Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168, as our agent upon whom process may be served in any action brought against us under the federal or state securities laws of the United States.

Harney Westwood & Riegels, our counsel as to Cayman Islands law, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would: (i) recognize or enforce judgments of courts of the United States obtained against us or our directors or officers that are predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States, or (ii) entertain original actions brought in the Cayman Islands against us or our directors or officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States.

We have been advised by Harney Westwood & Riegels, our counsel as to Cayman Islands law, that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the Grand Court of the Cayman Islands will at common law enforce final and conclusive in personam judgments of state and/or federal courts of the United States of America (the “Foreign Court”) of a debt or definite sum of money against the Company (other than a sum of money payable in respect of taxes or other charges of a like nature, or in respect of a fine or other penalty (which may include a multiple damages judgment in an anti-trust action) or where enforcement would be contrary to public policy). The Grand Court of the Cayman Islands will also at common law enforce final and conclusive in personam judgments of the Foreign Court that are non-monetary against the Company, for example, declaratory judgments ruling upon the true legal owner of shares in a Cayman Islands company. The Grand Court will exercise its discretion in the enforcement of non-money judgments by having regard to the circumstances, such as considering whether the principles of comity apply. To be treated as final and conclusive, any relevant judgment must be regarded as res judicata by the Foreign Court. A debt claim on a foreign judgment must be brought within 6 years of the date of the judgment, and arrears of interest on a judgment debt cannot be recovered after six years from the date on which the interest was due. The courts of the Cayman Islands are unlikely to enforce a judgment obtained from the Foreign Court under civil liability provisions of U.S. federal securities law if such a judgment is found by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Such a determination has not yet been made by the Grand Court of the Cayman Islands. A court of the Cayman Islands may stay enforcement proceedings if concurrent proceedings are being brought elsewhere. A judgment entered in default of appearance by a defendant who has had notice of the Foreign Court’s intention to proceed may be final and conclusive notwithstanding that the Foreign Court has power to set aside its own judgment and despite the fact that it may be subject to an appeal the time-limit for which has not yet expired. The Grand Court of the Cayman Islands may safeguard the defendant’s rights by granting a stay of execution pending any such appeal and may also grant interim injunctive relief as appropriate for the purpose of enforcement.

Hong Kong

All of our executive officers, including Mr. Chenyu Liang, our Director and Chief Executive Officer, Ms. Shu Liu, our Chief Financial Officer, and Mr. Zifeng Wang, our Chief Strategy Officer, are nationals or residents of the PRC. All or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the U.S. upon us or these persons, or to enforce against us or them judgments obtained in U.S. courts, including judgments predicated upon the civil liability provisions of the U.S. federal securities laws or securities laws of any U.S. state.

SH Wong & Co, our counsel with respect to Hong Kong law, has advised us that there is uncertainty as to whether the courts of Hong Kong would (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, and (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (1) for a monetary sum (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty), and (2) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud, (b) the proceedings in which the judgment was obtained were opposed to natural justice, (c) its enforcement or recognition would be contrary to the public policy of Hong Kong, (d) the court of the United States was not jurisdictionally competent, or (e) the judgment was in conflict with a prior Hong Kong judgment.

Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, there is uncertainty as to the enforceability in Hong Kong in actions for enforcement of judgments of U.S. courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any state or territory within the United States, whereas original actions predicated solely upon the federal securities laws of the United States or the securities laws of any state or territory within the United States would not be entertained by Hong Kong courts.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime, or against the indemnified person’s own fraud or dishonesty.

Cellyan Biotechnology’s Fourth Amended and Restated Memorandum and Articles of Association provide that Cellyan Biotechnology shall indemnify its directors and officers, and their personal representatives, against all actions, proceedings, costs, charges, expenses, losses, damages, or liabilities incurred or sustained by such persons, other than by reason of such person’s own dishonesty, willful default, or fraud, in or about the conduct of Cellyan Biotechnology’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities, or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses, or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning Cellyan Biotechnology or its affairs in any court whether in the Cayman Islands or elsewhere.

In addition, Cellyan Biotechnology has agreed to indemnify its directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the directors, officers, or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 9. Exhibits

Exhibit No.	Description
1.1*	Form of Underwriting Agreement
4.1**	Specimen Certificate for Class A Ordinary Shares
4.2*	Form of Debt Security
4.3*	Form of Warrant Agreement and Warrant Certificate
4.4*	Form of Unit Agreement and Unit Certificate
4.5**	Form of indenture with respect to senior debt securities, to be entered into between registrant and a trustee acceptable to the registrant, if any
4.6**	Form of indenture with respect to subordinated debt securities, to be entered into between registrant and a trustee acceptable to the registrant, if any
5.1**	Opinion of Harney Westwood & Riegels as to the legality of the securities being registered
23.1**	Consent of Onestop Assurance PAC
23.2**	Consent of Harney Westwood & Riegels (included in Exhibit 5.1)
23.3**	Consent of SH Wong & Co.
23.4**	Consent of Guangdong Jishi Furen Law Firm (included in Exhibit 99.1)
24.1**	Powers of Attorney (included on signature page)
25.1***	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Trustee under the Senior Debt Securities Indenture
25.2***	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Trustee under the Subordinated Debt Securities Indenture
99.1**	Legal Opinion of Guangdong Jishi Furen Law Firm Regarding Certain PRC Law Matters dated June 2, 2026
107**	Filing Fee Table

*	To be filed, if applicable, by amendment or as an exhibit to a report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.
**	Filed herewith.
***	To be filed, if necessary, on electronic Form 305b2 pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939

Item 10. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b).

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Rule 3-19 of Regulation S-K if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hong Kong, People’s Republic of China, on June 12, 2026.

CELLYAN BIOTECHNOLOGY CO., LTD

By:	/s/ Chenyu Liang
	Name:	Chenyu Liang
	Title:	Chief Executive Officer and Director

Power of Attorney

Each person whose signature appears below constitutes and appoints Chenyu Liang and Shu Liu as attorneys-in-fact with full power of substitution, for him or her in any and all capacities, to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the registrant to comply with the Securities Act, and any rules, regulations, and requirements of the U.S. Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of securities of the registrant, including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the Registration Statement on Form F-3 (the “Registration Statement”) to be filed with the U.S. Securities and Exchange Commission with respect to such securities, to any and all amendments or supplements to such Registration Statement, whether such amendments or supplements are filed before or after the effective date of such Registration Statement, to any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments thereto, whether such amendments are filed before or after the effective date of such Registration Statement; and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Chenyu Liang	Chief Executive Officer and Director	June 12, 2026
Name: Chenyu Liang	(Principal Executive Officer)

/s/ Shu Liu	Chief Financial Officer	June 12, 2026
Name: Shu Liu	(Principal Financial and Accounting Officer)

/s/ Lap Sun Wong	Director	June 12, 2026
Name: Lap Sun Wong

/s/ Jingyan Wu	Director	June 12, 2026
Name: Jingyan Wu

/s/ Mike Yao Zhou	Director	June 12, 2026
Name: Mike Yao Zhou

/s/ Dr. Kam Leung Chan	Director	June 12, 2026
Name: Dr. Kam Leung Chan

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of America of CELLYAN BIOTECHNOLOGY CO., LTD, has signed this registration statement thereto in New York, NY on June 12, 2026.

Cogency Global Inc. Authorized U.S. Representative

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President on behalf of Cogency Global Inc.